UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): June 28, 2007

ELANDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements Elandia’s Current Report on Form 8-K dated June 28, 2007 (the “Original Report”). The Original Report is being amended by this Form 8-K/A to provide audited financial statements, unaudited interim financial statements and unaudited pro forma condensed consolidated financial statements as required by Item 9.01 of Form 8-K as well as to provide more detailed information regarding the transaction and about Latin Node, Inc.

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Elandia,” the “Company,” “us,” “our” or “we” are to Elandia, Inc., our predecessor company, Centra Industries, Inc., and, to the extent appropriate, Latin Node, Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements usually include the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions or variations on such expressions. These statements concern, among other things, trends affecting the Company’s financial condition or results of operations, the potential for costs savings and synergies that could result from our acquisition, the potential for growth in areas of the Company’s business or current markets and the potential changes in the regulation of telecommunications’ companies and their products.

You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as described herein, in our Annual Report on Form 10-K, this Current Report on Form 8-K/A as well as other periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”). Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. These factors include, but are not limited to, the following:

•	general economic conditions, government and regulatory policies and business conditions in the markets served by the Company;

•	telecommunications usage levels, including traffic and customer growth;

•	competitive factors, including pricing pressures, technological developments and the ability of the Company to retain market share in the face of competition from existing and new market entrants;

•	regulatory developments and changes, including with respect to the level of tariffs, the terms of interconnection, customer access and international settlement arrangements;

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the success of business, operating and financing initiatives, the level and timing of growth and profitability of new initiatives, start-up costs associated with entering new markets, costs of equipment and local conditions;

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the successful integration of Latin node operations into our own, including determining and fostering compliance with applicable U.S. laws, including but not limited to the Sarbanes Oxley Act of 2002; and

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the availability, terms and use of capital, the impact of regulatory and competitive developments on capital outlaws, the ability to achieve cost savings and realize productivity improvements, and the success of the Company’s operations, acquisitions and alliances.

In addition, you should refer to the “Risk Factors” section of this Current Report and our other periodic reports for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward looking statements.

We undertake no obligation, and do not intend, to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize.

Item 2.01	Completion of Acquisition or Disposition of Assets

Acquisition of Latin Node

On February 16, 2007, we entered into a Preferred Stock Purchase Agreement with Latin Node, Inc. and subsidiaries (“Latin Node”), a wholly-owned subsidiary of Retail Americas VoIP, LLC (“Retail”), pursuant to which we agreed to purchase 8,000,000 shares of Series A Preferred Stock of Latin Node for an aggregate price of $22,280,427 (includes $716,677 of capitalized acquisition costs). The Series A Preferred Stock shall be convertible into Latin Node common shares, in whole or in part, at a conversion price of $2.50 per share, which will ultimately represent 80% of the issued and outstanding shares of common stock of Latin Node. As holders of Series A Preferred Stock, we are entitled to elect two out of three directors of Latin Node.

Effective June 28, 2007, we consummated the transaction and acquired 8,000,000 shares of Series A Preferred Stock. The acquisition of Latin Node was accounted for using the purchase method of accounting. The purchase price for the Series A Preferred Stock was $22,280,427 which was paid as follows:

(i)	$20 million was satisfied by converting a $20 million note receivable from Latin Node at closing,

(ii)	$1,563,750 was paid by issuing 375,000 shares of our common stock at a value of $4.17 per share, and

(iii)	$716,677 of capitalized acquisition costs were paid in cash.

Pursuant to the terms of a Shareholders’ Agreement, Retail has the right to obligate Elandia to issue certain shares of common stock of Elandia to Retail in exchange for all (but not less than all) of the 2,000,000 shares of common stock of Latin Node held by Retail. If Retail exercises this right, Laurus Master Fund, Ltd. (“Laurus”) may, but is not required to, require that Elandia issue shares of common stock of Elandia in exchange for those shares of common stock of Latin Node underlying Laurus’ warrant. The number of Elandia common shares to be issued to Retail and Laurus upon the exercise of the put right described above will be determined based on an independent appraisal of the value of Latin Node. In addition to the put right, Elandia has the right to obligate Retail to exchange all of the 2,000,000 shares of common stock of Latin Node held by Retail for shares of Elandia common stock. If Elandia exercises this call right, Laurus may, but is not required to, require that Elandia issue shares of common stock of Elandia in exchange for those shares of common stock of Latin Node underlying the warrant. As a result of these put and call rights and obligations, we have consolidated 100% of Latin Node and have not recorded any minority interest. We have recorded a long-term minority interest purchase obligation in the amount of $4,003,824 on our unaudited interim consolidated condensed balance sheet at June 30, 2007. This liability represents the present value of our estimated future cost of acquiring the remaining 20% of the issued and outstanding shares of common stock of Latin Node in June of 2009.

About Latin Node

Latin Node is a provider of advanced telecommunications services to customers located in, or communicating with people located in, Central and South America. Latin Node provides voice termination services using a high capacity Internet protocol network, primarily relying on voice over Internet protocol (“VoIP”) technology. Latin Node transports VoIP traffic using switches located in Miami, New Jersey, Dallas, Los Angeles, Buenos Aires, Guatemala City and Frankfurt. It owns its own network comprised of 51 direct interconnections to 23 countries including Argentina, Canada, Chile, Colombia, Dominican Republic, El Salvador, Guatemala, México and Nicaragua. Latin Node also offers a wide variety of services including broadband telephone, prepaid long distance calling cards, corporate telephone and long distance.

As a key provider in the international telecommunications industry, Latin Node generated over $130 million in sales during the fiscal year ended June 30, 2006 and switched approximately 2 billion minutes—approximately 4% of the international VoIP traffic. We believe that Latin Node has constructed a robust platform for the convergence of voice, data and video services using VoIP technology throughout its network and that it could provide us with an excellent telecommunications service delivery platform throughout major areas of Latin America.

Elandia’s strategy is to offer a broad range of technology services, IT solutions and software in locations which we believe represent underserved geographic markets. The acquisition of Latin Node will enable us to expand into new markets as well as increase our product offerings.

Latin Node Products and Services

Latin Node provides communication services to wholesale and retail markets. In the wholesale market we offer voice termination services to other telecommunications carriers through our own switching and network infrastructure and routing agreements with other telecommunications carriers. The retail market for telecommunications services is the market that the general public, including individuals and small to medium sized business entities, uses and interacts with every day. In this market, we offer phone services, including long distance, prepaid calling cards and telephony.

Wholesale

Approximately 92% to 97% of Latin Node’s revenues during a given period are generated from wholesale customers. Latin Node generates wholesale revenue from customers by providing voice termination services worldwide to other telecommunication companies through a high capacity VoIP network. In the wholesale business, the customers are originating carriers who interconnect to Latin Node’s network via VoIP or legacy Time Division Multiplexing (“TDM”) connections.

Latin Node routes wholesale traffic over either public or private VoIP networks to local carriers in the destination countries with whom Latin Node has contracts to manage the termination of the call. Latin Node has such contractual agreements with more than 38 Public Telegraph and Telephone (“PTT”) companies providing 51 direct interconnections to 23 countries. These multiple points of presence on three continents aggregate the interconnects with quality service providers, providing access to high quality termination at competitive pricing points. We intend to expand Latin Node’s wholesale business by increasing termination capacity with existing providers, as well as interconnecting new providers worldwide.

A key differentiator of Latin Node’s wholesale strategy from that of its competitors is its partnering with local PTTs in detecting illegal bypass. Latin Node works with the PTT to identify the sources of bypass calls that circumvent the PTTs switches (and therefore, don’t pay the PTT the established international long distance termination costs) In exchange, Latin Node is able to obtain increased termination capacity with such PTT, resulting in an improved competitive position as compared to other carriers terminating calls with the same PTT.

Retail

Approximately 3% to 8% of Latin Node’s revenues during a given period are generated from retail customers. Latin Node generates retail revenue by offering corporate and residential customers a wide variety of services including broadband telephony, prepaid long distance calling cards, corporate telephony, and pin-less prepaid long distance.

Latin Node’s retail products and services are marketed under the CrossFone brand name. Outside the United States, CrossFone services are provided through partnerships with strong media groups and retail companies controlling significant marketing or distribution capabilities. The following is a detailed description of each product sold by Latin Node’s retail division:

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Broadband Telephony. Customers can make and receive calls using a standard telephone plugged into a portable device almost anywhere a broadband Internet connection is available. In addition, small and medium sized businesses can purchase bundled communications services, including virtual private networks and virtual numbers, through IP-PBX technology, which offers lower initial capital expenditures and ongoing operational expenses. Latin Node performs these services using VoIP technology, which converts voice signals into digital data packets for transmission over the Internet. The service is provided by using the customers’ existing broadband Internet connections, eliminating the need to build or lease costly “last-mile” networks. Latin Node’s network is based on VoIP technology, rather than the more expensive circuit switches used by traditional telephone service providers.

Latin Node offers a low-cost VoIP-based communications service that provides users an experience similar to traditional telephone service. By leveraging the pricing power of its large-volume Wholesale division, Latin Node is able to offer very low international rates to a number of countries in Latin America, including Mexico, Guatemala, El Salvador, Nicaragua, Honduras, Colombia, Argentina and others.

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Prepaid long distance calling cards. Latin Node sells disposable prepaid calling cards that enable customers to make long distance calls to anywhere in the world. The cards are marketed and sold in the United States and Argentina, primarily in ethnic and immigrant communities that generate high levels of international call volume to Latin American countries. Prepaid calling cards are mainly distributed to retail outlets, including local grocery stores, convenience stores, newsstands and gas stations, through specialized distribution networks.

By focusing on markets that generate high levels of international call volume to Latin American countries, Latin Node is able to leverage the extensive network of interconnection and termination arrangements and the purchasing power and least-cost-routing system utilized by the wholesale business to minimize costs and, as a result, offer customers attractive pricing.

Geographic Markets

We currently offer a wide range of telecommunications services, technology products, Internet access services, professional services and other solutions in locations which we believe represent underserved geographic markets including American Samoa, Papua New Guinea, Fiji and Other Pacific Island Nations. With the acquisition of Latin Node, we expand our presence in North America and The Caribbean and establish a presence in Latin America. With the relationships created by Latin Node, we also begin to establish our presence in Europe. Latin Node transports VoIP traffic using switches located in Miami, New Jersey, Dallas, Los Angeles, Buenos Aires, Guatemala City and Frankfurt. In addition, it owns its own network comprised of 51 direct interconnections to 23 countries including Argentina, Canada, Chile, Colombia, Dominican Republic, El Salvador, Guatemala, México and Nicaragua.

Customers

Latin Node sells products and services to wholesale customers and to targeted retail markets including consumers and small to medium sized business enterprises. Wholesale customers are generally other telecommunications providers that purchase our access services that allow them to connect their customers and their networks to our network. Increasingly, wholesale traffic flows are becoming reciprocal whereby formerly distinct customers and suppliers are becoming “trading-partners” as deregulation and competition erode the distinction between the business models of our customers and suppliers.

Latin Node’s retail customers generally include ethnic and immigrant communities that generate high levels of international call volume to Latin American countries.

Sales and Marketing

In the wholesale business, Latin Node relies mostly on direct relationships and personal contacts in order to capture new customers and establish new interconnection contracts with telecommunications companies worldwide. In addition, Latin Node is present at many of the major industry tradeshows and advertises in industry publications.

In the retail business, Latin Node has partnered with companies from a range of disciplines in an effort to create a broad marketing approach. In Argentina, Latin Node has partnered with a major media company to secure access to radio, television and print media. In addition, Latin Node has partnered with mid-sized cable companies whereby Latin Node can offer VoIP services across the cable company’s “last mile” connection to a substantial customer base. Lastly, Latin Node offers co-branded pre-paid long distance calling cards in partnership with several overseas PTTs, which provide immigrants residing in the United States with a familiar logo from their country of origin.

Competition

Latin Node’s primary competitors in the long distance market include major long distance carriers such as AT&T, MCI, Verizon and Sprint. The primary competitors in the local markets include the regional Bell operating companies (“RBOCs”) which are well funded and enjoy a virtual monopoly as the Incumbent Local Exchange Carrier (“ILEC”), in their respective territory. Some of Latin Node’s competitors offer products and services available as part of their bundled service offerings, such as wireless services and high speed Internet access, that Latin Node does not presently offer as a bundled service offering.

Latin Node also competes in the consumer phone services market with cable operators. Many cable operators market their cable telephony product as a VoIP service, so they do not charge certain fees, such as the subscriber line charge and the federal excise tax, to subscribers, thus permitting the cable operators to provide their service at highly competitive rates. Cable operators also offer television and high-speed Internet access along with their telephony product, providing a “one stop shopping” service. In addition, cable operators own their own network and are not reliant on ILEC facilities to provide service, nor are they affected by regulatory uncertainty facing access to and the cost of ILEC facilities. In particular, we face a competitive challenge because Cablevision and Time Warner—two cable operators that have been particularly aggressive in rolling out a cable telephony product—have clusters of cable franchises that cover the same geographic areas where a high percentage of our local telephony subscribers are located.

In the consumer phone services market, Latin Node also competes with VoIP operators, who provide service over a customer’s existing broadband Internet connection. While these operators have captured a relatively small portion of the overall market to date, their share is growing.

Latin Node competes in the prepaid calling card market with many of the established facilities-based carriers, such as AT&T, MCI, Verizon and Sprint, as well as large specialized companies such as IDT, CVT, STI, Locus, Touchtel and Dollarphone. In addition to these larger competitors, smaller calling card providers present significant competition by, from time-to-time, offering rates that are substantially below Latin Node’s, and in some instances below what Latin Node believes to be the cost to provide the service, in order to gain market share.

Research and Development

Latin Node places great emphasis in research and development in order to maintain its competitive position in a rapidly changing industry. Most of the company’s core systems, such as billing and customer relationship management, are developed and maintained in-house in order to accommodate some of Latin Node’s unique strategic requirements. In addition, research and development is focused on developing, improving and expanding the functionality and efficiency of Latin Node’s network. Latin Node has developed a very flexible architecture to accommodate future growth, which is currently being implemented with the major network vendors.

Government Regulation

Latin Node’s ability to provide VoIP communications services at attractive rates arises in large part from the fact that VoIP services are not currently subject to the same level of regulation as traditional, switch-based telephony. As such, VoIP providers can currently avoid paying some of the charges that traditional telephone companies must pay. Local exchange carriers are lobbying the FCC and the states to regulate VoIP on the same basis as traditional telephony services. Congress, the FCC and several states are examining this issue. If these regulators decide to increase VoIP regulations, they may impose surcharges, taxes or additional regulations upon providers of Internet telephony. These surcharges could include access charges payable to local exchange carriers to carry and terminate traffic or other charges and fees. The imposition of any such additional fees, charges, taxes and regulations on IP communications services could increase Latin Node’s costs and may limit or eliminate their competitive pricing advantages. In addition, we expect that regulations requiring compliance with the Communications Assistance for Law Enforcement Act (CALEA), or provision of 911 services required for traditional telecommunications providers, could create a significant financial burden depending on the technical changes required to accommodate the requirements. As a result of recent FCC actions regarding interconnect VoIP, it is possible, if not likely, that states may attempt to impose new or additional regulatory obligations and impose additional charges and taxes.

Latin Node Risk Factors

In addition to the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2006 filed on April 18, 2007, we have identified the following risk factors relating to Latin Node, our newly acquired 80% owned subsidiary. You should carefully consider the risk factors described below, together with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2006, in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the identified risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner.

Risks Related to Latin Node’s Financial Performance and Growth Strategy

Latin Node has incurred significant losses since its inception.

During the nine-month period ended March 31, 2007 Latin Node had a consolidated net loss of $7.1 million and during the fiscal year ended June 30, 2006 Latin Node had a consolidated net loss of $1.2 million. Although we believe we can achieve profitability in the future, we ultimately may not be successful. We may continue to generate net losses for the foreseeable future. If we are not able to achieve overall profitability or maintain any profitability that is achieved, the trading price of our stock, when and if a market develops for our stock, could decline.

As a result of being part of a public company, Latin Node may incur increased costs that may place a strain on its resources or divert management’s attention from other business concerns.

As part of a public company, Latin Node will incur additional legal, accounting and other expenses that they did not incur in the past. The Sarbanes-Oxley Act requires maintenance of effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of Latin Node’s disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. These requirements may place a strain on Latin Node’s systems and resources and may divert management’s attention from other business concerns, which could have a material adverse effect on Latin Node’s business, financial condition and results of operations.

Risks Related to Latin Node’s Telecommunications Businesses

We may be exposed to liabilities under the Foreign Corrupt Practices Act and any determination that the Company or any of its subsidiaries has violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

To the extent that we operate outside the United States we are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) which prohibits people, or companies subject to United States jurisdiction and their intermediaries, from engaging in bribery or other prohibited payments to foreign officials for the purposes of obtaining or retaining business or gaining an unfair business advantage. It also requires proper record keeping and characterization of such payments in our reports filed with the SEC. To the extent that any of our employees, suppliers, distributors, consultants, subcontractors, or others engage in conduct that subjects us to exposure under the FCPA or other anti-corruption legislation, we could suffer financial penalties, debarment from government contracts and other consequences that may have a material adverse effect on our business, financial condition or results of operations.

As a part of our acquisition and integration of Latin Node we engaged in a review of its internal controls and legal compliance procedures with its finance and accounting departments. We identified certain past payments to consultants in Central America that were made in the absence of adequate records and controls for a U.S. public company. Management has initiated on investigation to determine that no indirect payments by consultants used by Latin Node were made in violation of the FCPA.

We have determined that the agreements, records and controls supporting Latin Node’s payments to consultants are not adequate for a U.S. public company. Management is in the process of establishing a system of internal legal and accounting controls designed to provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and to insure that no direct or indirect payments are made in violation of the FCPA.

In the event that following a complete investigation it is determined that a violation of the FCPA has occurred, we might be subject to various penalties and sanctions from the U.S. government which might adversely affect our business. If we must discontinue making such payments, certain business opportunities in Central America might be adversely affected. Foreign companies, including some that may compete with us, generally are not subject to the FCPA and accordingly such companies may be more likely to engage in prohibited activities which could have a significant adverse impact on our ability to compete for business in such countries.

In the event that any violation of the FCPA has occurred, such violation may give rise to an event of default under our loan agreements. Given the preliminary stage of the internal investigation, we are not in a position to offer any guidance on the outcome of the investigation or the effects of a change in practices on our company.

Our management and financial reporting systems, internal and disclosure controls and accounting personnel may not be sufficient to meet our management and reporting needs. We have identified material weaknesses in Latin Node’s internal controls over financial reporting. If we do not remediate all of these material weaknesses, we will have difficulty obtaining financing and investors may lose confidence in our securities.

We rely on a variety of management and financial reporting systems and internal controls to provide management with accurate and timely information about our business and operations. This information is important to enable management to identify unfavorable developments and risks at an early stage. We also rely on, among other things, these management and financial reporting systems and internal and disclosure controls to enable us to prepare accurate and timely financial information for our investors.

A “material weakness” is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The challenge of establishing and maintaining sufficient systems and controls and hiring, retaining and training sufficient accounting and finance personnel has intensified as our business has grown and expanded into new geographic markets, especially as a result of the Latin Node acquisition. Our current management and financial reporting systems, internal and disclosure controls, and finance and accounting personnel may not be sufficient to enable us to effectively manage our business, identify unfavorable developments and risks at an early stage and produce financial information in an accurate and timely manner. Deficiencies in our controls may have contributed to the circumstances described below.

In connection with our preliminary evaluation of Latin Node’s disclosure controls and procedures, we have concluded that certain material weaknesses in Latin Node’s accounting and financial reporting departments exist with respect to internal control over financial reporting. These material weaknesses are primarily attributable to the lack of processes that require complete supporting documentation to make payments, as well as limited finance and accounting personnel levels and Latin Node’s staff’s limited familiarity with reporting requirements under U.S. GAAP and SEC Rules and Regulations. The lack of an internal auditor and the existence of other material weaknesses could result in errors in our financial statements.

As a result, we have identified the need to design, establish and implement a new system of internal controls for Latin Node at both the corporate and in-country levels, and to enhance the training of corporate and in-country management personnel regarding internal controls and management reporting, to meet our current and anticipated needs. We may incur substantial costs in addressing these material weaknesses. We expect that we will have to devote significant resources to rectify any internal control deficiencies.

Our failure to establish and maintain sufficient management and financial reporting systems and internal and disclosure controls at Latin Node, to hire, retain and train sufficient accounting and finance personnel, and to enhance the training of corporate and in-country management personnel regarding internal controls and management reporting could impair our ability to prepare accurate and timely financial information and may have a material adverse effect on our business, results of operations and financial condition. If we cannot produce reliable financial reports, investors could lose confidence in our reported consolidated financial information, the market price of our stock could decline significantly and we may be unable to obtain additional financing to operate and expand our business.

Alleged violation of any laws, rules or regulations and the opening of investigations by regulatory authorities may harm our reputation, regardless of the outcome. If we are found to have violated any laws, rules or regulations, we may be subject to civil or criminal penalties, which could have a material adverse effect on our business, results of operations and financial condition.

Each of Latin Node’s telecommunications business lines is highly sensitive to declining prices, which may adversely affect our revenues and margins.

The worldwide telecommunications industry has been characterized in recent years by intense price competition, which has resulted in a significant decline in both average per-minute price realizations and average per-minute termination costs. Many of Latin Node’s competitors in the telecommunications markets in which they operate are aggressively pricing their services. This has led to continued erosion in pricing power, in both the retail and wholesale markets, forcing Latin Node to pass along a substantial portion of any savings it may be able to achieve on its per-minute costs to its their customers in the form of lower prices. Any increase by Latin Node in pricing may result in prices not being as attractive, which may result in a reduction in revenue. Latin Node’s prepaid calling card business is subject to a high level of price competition, which leads to difficulty in raising margins without affecting sales volume. If this trend continues or intensifies, it could have a material adverse effect on the revenues generated by Latin Node’s telecommunications business lines or their ability to maintain their margins.

To the extent Latin Node’s financial results fluctuate, it will effect our operating results and may affect the price of our securities.

Latin Node’s financial results fluctuate due to a number of factors, some of which are not under our control. These factors include the following:

•	The volume of traffic purchased by Latin Node’s wholesale customers, and their decisions on whether to route traffic over the Latin Node network;

•	Decline in the portion of Latin Node’s total traffic that is carried over more lucrative routes, independent of route-specific price, cost or volume changes;

•	Technical difficulties or failures of network systems or third party delays in expansion or provisioning system components;

•	Unforeseen capital expenditures required to expand, upgrade or simply maintain the network;

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Latin Node’s ability to manage distribution arrangements and provision of retail offerings, including card printing, marketing, usage tracking, web-based offerings and customer service requirements, and resolution of associated disputes;

•	Increased competitive pricing pressure in the international long distance market;

•	Changes in call volume among the countries to which calls are completed;

•	The loss of arbitrage opportunities resulting from declines in international settlement rates or tariffs;

•	Latin Node’s ability to negotiate lower termination fees charged by local providers;

•	Latin Node’s continuing ability to negotiate competitive costs to connect its network with those of other carriers and Internet backbone providers;

•	Latin Node’s ability to manage traffic on a constant basis so that routes are profitable;

•	Currency fluctuations and other political or economic restrictions in countries where Latin Node operates;

•	Fraudulently sent or received traffic which is un-billable, for which Latin Node may be liable;

•	Credit card fraud in connection with Latin Node’s retail customers; and

•	Latin Node’s ability to collect from customers.

Latin Node’s potential inability to obtain sufficient or cost-effective termination capacity to particular destinations could result in increased costs and lower profits.

Most of Latin Node’s telecommunications traffic is terminated through third-party providers. In order to support Latin Node’s level of demand in existing geographic markets, Latin Node may need to obtain additional termination capacity. In addition, Latin Node will need to obtain termination capacity in new geographic markets. Latin Node may not be able to obtain sufficient termination capacity from high-quality carriers to particular geographic markets or may have to prepay significant amounts to obtain such capacity. This could result in Latin Node not being able to support its minutes-of-use demands or having to fulfill those demands at higher costs-per-minute to particular destinations, which, in either case, could adversely affect Latin Node’s revenues and margins.

The termination of Latin Node’s carrier agreements with foreign partners or Latin Node’s inability to enter into carrier agreements in the future could materially and adversely affect our ability to compete in foreign countries, which could reduce our revenues and profits.

Latin Node relies upon carrier agreements with foreign partners in order to provide telecommunications services to its customers. These carrier agreements are for finite terms and there can be no guarantee that these agreements will be renewed. Latin Node’s ability to compete in foreign countries would be adversely affected if its carrier agreements with foreign partners were terminated or it was unable to enter into carrier agreements in the future to provide telecommunications services to its customers, which could result in a reduction of Latin Node’s revenues and profits.

Due to the interconnected nature of the telecommunications business, several of Latin Node’s customers and providers are also its competitors, which may result in competitive conflicts that could hamper Latin Node’s growth and financial results.

In the wholesale market, Latin Node competes with several of its own customers and providers. This competition is generally destination-specific: a customer of Latin Node’s may utilize Latin Node’s network to deliver calls to one country, but Latin Node will utilize that same customer’s network to deliver calls to another country. It is possible that one of these competitors will reduce the amount of traffic it sends to Latin Node, which may result in decreased revenues and profits.

In the United States, Latin Node provides certain retail services that directly compete with retail services offered by some of its wholesale customers. Such competition may cause the wholesale customer to divert its wholesale traffic to other providers.

In Latin America, Latin Node provides retail services that directly compete with some of the wholesale providers that terminate their calls in that market. Such competition may cause these providers to reduce the termination capacity they make available to Latin Node or to increase Latin Node’s termination costs.

To the extent Latin Node’s customers, particularly Latin Node’s wholesale carrier customers, experience financial difficulties, it could adversely affect revenue and profitability.

As a wholesale provider of international long distance services, Latin Node depends upon sales of transmission and termination of traffic to other long distance providers, and the collection of receivables from those customers. Since 2002, several of these customers have declared bankruptcy or otherwise faced financial difficulties. Even as this segment of the industry has stabilized over the past two years, the wholesale market continues to feature many smaller, less financially stable, companies. If continued weakness in the telecommunications industry reduces Latin Node’s ability to collect receivables due from its major customers, particularly wholesale carrier customers, Latin Node may experience significant write-offs related to the provision of wholesale carrier services, which could adversely affect Latin Node’s revenue and profitability.

Latin Node’s international operations are subject to several risks that could materially adversely affect their business.

Because Latin Node provides many of its services internationally, it is subject to additional risks related to operating in foreign countries, including:

•	Unexpected changes in tariffs, trade barriers and regulatory requirements relating to Internet access or VoIP;

•	Economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	Difficulty in collecting accounts receivable;

•	Tax, consumer protection, telecommunications, and other laws that create additional expenses or may be unfavorable to Latin Node;

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Compliance with tax, employment, securities, immigration, labor and other laws for employees living and traveling or conducting business abroad which may subject them or Latin Node to criminal or civil penalties;

•	Foreign taxes including withholding of payroll taxes;

•	Foreign currency fluctuations, which could result in increased operating expenses and reduced revenues;

•	Unreliable government power to protect our rights;

•	Exposure to liability under the Foreign Corrupt Practices Act or similar laws in foreign countries; and

•	Inadequate insurance coverage to address these risks.

Latin Node may undertake strategic mergers and acquisitions that could be difficult to integrate or could damage our business.

Latin Node may acquire additional businesses and technologies that complement or augment its existing businesses, services and technologies. Latin Node may also enter into strategic partnerships to do this. Latin Node may need to raise additional funds through public or private debt or equity financing or issue more shares to affect such activities, which may result in dilution for shareholders and the incurrence of indebtedness. Latin Node may have difficulty integrating any additional businesses into its existing business and the process of any acquisitions or subsequent integration could divert management’s attention and expend needed resources. If Latin Node is unable to effectively integrate any new business into its overall business operations, its costs may increase and its business results may suffer significantly. Latin Node may not be able to operate acquired businesses profitably or otherwise implement its growth strategy successfully.

Latin Node may need to sell existing assets or businesses in the future to generate cash or focus its efforts on making its core wholesale business profitable. As with many companies in this sector that have experienced rapid growth in recent years, Latin Node may need to reach profitability in one market before entering another.

Increased competition in the consumer and business telephone market, particularly from the regional Bell operating companies, or RBOCs, and cable operators, could limit Latin Node’s ability to grow and accelerate revenue declines and profit declines in that area.

Latin Node offers stand-alone long distance phone service to residential and business subscribers throughout the United States and local service, bundled with long distance service, to residential subscribers in 13 states. The U.S. consumer phone services industry is characterized by numerous entities competing for a relatively static number of customers, leading to a high customer turnover rate because customers frequently change service providers in response to offers of lower rates or promotional incentives. Competition in the United States to provide phone services in intense. Latin Node’s primary competitors in the long distance market include major long distance carriers such as AT&T, MCI, Verizon and Sprint. Latin Node’s primary competitors in the local markets include the RBOCs which are well funded and enjoy a virtual monopoly in their respective territories. In a battle for market share, the RBOCs have considerable resources and are expected to continue to increase their share of the long distance market. Some of Latin Node’s competitors offer products and services available as part of their bundled service offerings, such as wireless services and high speed Internet access, that Latin Node does not presently offer as a bundled service offering.

Latin Node also competes in the consumer phone services market with cable operators. Many cable operators market their cable telephony product as a VoIP service, so they do not charge certain fees, such as the Subscriber Line Charge and the Federal Excise Tax, to subscribers, thus permitting the cable operators to provide their service at highly competitive rates. Cable operators also offer television and high-speed Internet access along with their telephony product, providing a “one stop shopping” service. In addition,

Latin Node is at a disadvantage to cable operators because cable operators own their own network and are not reliant on ILEC facilities to provide service, nor are they affected by regulatory uncertainty facing access to and the cost of ILEC facilities. In particular, Latin Node faces a competitive challenge because Cablevision and Time Warner—two cable operators that have been particularly aggressive in rolling out a cable telephony product—have clusters of cable franchises that cover the same geographic areas where a high percentage of Latin Node’s local telephony subscribers are located.

In the consumer phone services market, Latin Node also competes with VoIP operators, who provide service over a customer’s existing broadband Internet connection. While these operators have captured a relatively small portion of the overall market to date, their share is growing.

Because Latin Node’s calling cards generate the bulk of its retail revenue, future growth and results of operations are substantially dependent upon continuing growth in this business, where significant competition exists.

Latin Node competes in the prepaid calling card market with many of the established facilities-based carriers, such as AT&T, MCI, Verizon and Sprint, as well as large, specialized companies such as IDT, CVT, STI, Locus, Touchtel and Dollarphone. These companies have substantially larger prepaid calling card businesses, have greater financial, technical, engineering, personnel and marketing resources, longer operating histories, greater name recognition and larger customer bases than Latin Node.

In addition to these larger competitors, Latin Node faces significant competition from smaller calling card providers, that from time-to-time offer rates that are substantially below Latin Node’s, and in some instances below what is believed to be the cost to provide the service, in order to gain market share. This type of pricing by one or more competitors can adversely affect revenues and profits.

If Latin Node is not able to increase or maintain its sales of prepaid calling cards, the overall growth rate and results of its retail business could suffer. Further, if Latin Node’s competitors decide to utilize their greater resources or operate at lower levels of profitability in order to more aggressively market their products and services, Latin Node’s retail revenue and profitability could be adversely affected.

Future disruptive new technologies could have a negative effect on Latin Node’s businesses.

VoIP technology, upon which Latin Node’s business is based, did not exist and was not commercially viable until relatively recently. VoIP technology is having a disruptive effect on traditional telephone companies, whose businesses are based on other technologies. Similarly, Latin Node is subject to the risk of future technological developments. If new technologies are developed that are able to deliver competing voice services at lower prices, better or more conveniently, Latin Node’s revenue and profitability could be adversely affected.

Intellectual Property and Regulatory Risks

Latin Node may be adversely affected if Latin Node failed, or fails, to protect proprietary technology acquired.

Latin Node depends on proprietary technology and other intellectual property rights in conducting its various business operations. Latin Node relies on a combination of copyrights, trademarks, non-disclosure agreements and other contractual rights to establish and protect its proprietary rights. Failure of Latin Node’s copyrights, trademarks, non-disclosure agreements and other contractual rights to provide protection of its technology and its intellectual property rights could enable Latin Node’s competitors to more effectively compete with Latin Node and have an adverse effect on Latin Node’s business, financial condition and results of operations.

In addition, Latin Node may be required to litigate in the future to enforce its intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on Latin Node’s business, financial condition or results of operations.

Federal, state, local and international government regulations may enact legislation that may reduce Latin Node’s ability to provide services or make its business less profitable.

Latin Node’s ability to provide VoIP communications services at attractive rates arises in large part from the fact that VoIP services are not currently subject to the same level of regulation as traditional, switch-based telephony. As such, VoIP providers can currently avoid paying some of the charges that traditional telephone companies must pay. Local exchange carriers are lobbying the FCC and the states to regulate VoIP on the same basis as traditional telephony services. Congress, the FCC and several states are examining this issue. If these regulators decide to increase VoIP regulations, they may impose surcharges, taxes or additional regulations upon providers of Internet telephony. These surcharges could include access charges payable to local exchange carriers to carry and terminate traffic or other charges and fees. The imposition of any such additional fees, charges, taxes and regulations on IP communications services could increase Latin Node’s costs and may limit or eliminate their competitive pricing advantages. In addition, new regulations requiring compliance with the Communications Assistance for Law Enforcement Act, or CALEA, or provision of 911 services required for traditional telecommunications providers, could place a significant financial burden on us depending on the technical changes required to accommodate the requirements. As a result of recent FCC actions regarding interconnect VoIP, it is believed that states may attempt to impose new or additional regulatory obligations and require Latin Node to pay additional charges and taxes. As a result, Latin Node’s business, financial condition and results of operations could be materially and adversely affected.

Latin Node may become subject to increased price competition from other carriers due to federal regulatory changes in determining international settlement rates.

Revenues from, and payments made in connection with, international service reflect payments under agreements between Latin Node and foreign telecommunications administrations or private carriers, which are influenced by the guidelines of the international tariff and trade regulations and cover virtually all international calls to and from the United States. Various factors, including declining settlement rates, could affect the amount of net settlement payments from carriers to Latin Node in future years. These include changes in the proportion of outgoing as opposed to incoming calls. Any federal regulatory change to international telecommunications policy and/or settlement rates, may adversely affect Latin Node’s revenues costs and profitability.

Latin Node’s ability to offer services outside the United States is subject to the local regulatory environment, which may be unfavorable and complicated.

Regulatory treatment of Internet telephony outside the United States varies from country to country. Latin Node distributes its products and services through resellers that may be subject to telecommunications regulations in their home countries. The failure of these resellers to comply with these laws and regulations could reduce Latin Node’s revenue and profitability. Also, because of Latin Node’s relationship with the resellers, some countries may assert that Latin Node is required to register as a telecommunications carrier in that country. Latin Node’s failure to do so could subject it to regulatory action such as fines or penalties. In addition, some countries are considering subjecting VoIP services to the regulations applied to traditional telephone companies. Regulatory developments such as these could have a material adverse effect on Latin Node’s operating results.

In many countries in which Latin Node operates or sells its services, the status of the laws that regulate Latin Node is unclear. Latin Node cannot be certain that its customers, resellers, or other affiliates are currently in compliance with regulatory or other legal requirements in their respective countries, that they or Latin Node will be able to comply with existing or future requirements, and/or that they or Latin Node will continue in compliance with any requirements. Latin Node’s failure or the failure of those with whom Latin Node transacts business to comply with these requirements could materially adversely affect its business, financial condition and results of operations.

New regulations may increase Latin Node’s cost of doing business and subject it to additional liability.

Latin Node’s need to comply with new regulations may increase its cost of doing business, which means it may need to raise its prices or lower its margins. This could adversely affect Latin Node’s ability to be competitive and to become profitable. In addition, as Latin Node begins to offer new products and services, the failure of such products and services to perform or function properly may also subject Latin Node to legal claims or actions from its customers.

New and existing laws may cover areas that impact Latin Node’s business and include, but are not limited to:

•	sales, excise and other taxes;

•	user privacy;

•	pricing controls;

•	export and international commerce related transactions;

•	characteristics and quality of products and services;

•	consumer protection; and

•	encryption.

While Latin Node expects additional regulation of its industry in some or all of these areas, and it expects continuing changes in the regulatory environment as new and proposed regulations are reviewed, revised and amended, it cannot predict with certainty what impact new laws in these areas will have on Latin Node, if any.

Other Risks

Latin Node may not be able to attract and retain the talent necessary to successfully continue and grow its business.

Due to the highly specialized training of Latin Node’s personnel, talent flight creates knowledge transfer issues. Unforeseen talent flight of key technical personnel could impact Latin Node’s operational efficiency and could place competitors at an unfair advantage.

Latin Node’s business is highly dependent on a highly sophisticated technical infrastructure.

Latin Node’s organization is highly dependent on a specialized software platform and a sophisticated hardware infrastructure, both of which may be subject to security breaches from external sources and result in substantial losses to the business. If a breach of security reaches Latin Node’s customer database, Latin Node could be subject to customer complaints for breach of federal privacy laws as well as consumer protection regulations.

Latin Node may not be able to maintain its routing, reporting, and billing systems and related databases adequately and cost-effectively to accommodate its continuing needs.

Latin Node’s business requires the tracking of enormous volumes of data in order to manage traffic, margin, revenue, and customer accounts. Latin Node constantly measures and upgrades its technical capabilities, and develops new tools to address its needs. If Latin Node does not maintain these systems or modify them in an appropriate manner, or bill its customers properly, its business will be adversely affected.

Latin Node depends on third-party vendors for both physical network and information systems and the failure of these vendors to perform their services could harm business.

If these vendors discontinue support for the systems or fail to maintain quality in future releases, the quality of Latin Node’s services, the development of new services and features and the quality of information needed to manage Latin Node’s business could be adversely affected. The failure of those vendors to perform their services in a timely and effective manner at acceptable costs could materially harm growth and the ability to monitor costs, bill customers, provision customer orders, maintain the network and achieve operating efficiencies.

Item 9.01	Financial Statements and Exhibits.

a)	Financial statements of businesses acquired

Unaudited Pro Forma Consolidated Condensed Statements of Operations for the Three Months Ended March 31, 2007	75

Unaudited Pro Forma Consolidated Condensed Statements of Operations for the Year Ended December 31, 2006	76

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements	77

c)	Shell company transactions

Not Applicable

d)	Exhibits

Not Applicable

Independent Auditors’ Report

To the Board of Directors

and Stockholder of Latin Node, Inc. and Subsidiaries

Miami, Florida

We have audited the accompanying consolidated balance sheet of Latin Node, Inc. (A Florida Corporation and wholly-owned Subsidiary of Retail Americas VoIP, LLC) and Subsidiaries as of March 31, 2007 and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the nine months then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Latin Node, Inc. and Subsidiaries as of March 31, 2007 and the consolidated results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BERENFELD, SPRITZER, SHECHTER & SHEER
BERENFELD, SPRITZER, SHECHTER & SHEER
Coral Gables, Florida

June 29, 2007

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Consolidated Balance Sheet

March 31, 2007

Assets
Current Assets
Cash and cash equivalents	$1,160,645
Accounts receivable, net of allowance for uncollectible accounts of $933,928	6,510,637
Due from related parties	16,614
Prepaid expenses and other current assets	48,413
Deposits to suppliers	2,941,831

Total Current Assets	10,678,140
Property and Equipment, net	3,872,142
Other Assets
Restricted cash	518,285
Investment in affiliate, net	302,668

820,953

Total Assets	$15,371,235

See auditors’ report and accompanying notes to financial statements.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Consolidated Balance Sheet

March 31, 2007

Liabilities And Stockholders’ Deficit
Current Liabilities
Notes payable – current portion	$123,811
Capitalized lease obligations – current portion	450,517
Accounts payable	4,839,657
Accrued expenses	9,131,116
Customers’ deposits	389,575
Deferred revenue	161,848

Total Current Liabilities	15,096,524

Long-Term Liabilities
Notes payable – net of current portion	14,488,594
Capitalized lease obligations – net of current portion	398,653

Total Long-Term Liabilities	14,887,247

Total Liabilities	29,983,771

Stockholders’ Deficit
Convertible preferred stock, $0.001 par value; authorized 15,000,000 shares, none issued and outstanding	—
Common stock, $0.001 par value; authorized 25,000,000 shares, issued and outstanding 985,000 shares	985
Accumulated deficit	(14,613,521)

Total Stockholders’ Deficit	(14,612,536)

Total Liabilities And Stockholders’ Deficiency	$15,371,235

See auditors’ report and accompanying notes to financial statements.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Consolidated Statement of Operations

For the Nine Months Ended March 31, 2007

Revenues	$103,416,117
Cost of Revenues	97,624,932

Gross Profit	5,791,185

General and Administrative Expenses
Payroll and related expenses	4,309,334
Other operating expenses	3,363,149
Depreciation	1,398,973
Commissions	1,123,753
Consulting fees	1,081,162
Rent	762,431
Bad debt expense	717,001

Total General and Administrative Expenses	12,755,803

Loss from Operations	(6,964,618)
Other Income (Expenses)
Gain on early extinguishment of debt	1,625,142
Other expense	(2,340)
Interest income	31,788
Interest expense	(1,820,837)

Total Other (Expenses)	(166,247)

Net Loss	$(7,130,865)

See auditors’ report and accompanying notes to financial statements.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Consolidated Statement of Changes in Stockholders’ Deficit

For the Nine Months Ended March 31, 2007

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance – June 30, 2006 (as restated for a 1,000 to 1 stock split)	985,000	$985	$1,920,040	$(5,482,359)	$(3,561,334)
Net loss				(7,130,865)	(7,130,865)
Extinguishment of related party receivable			(1,920,040)	(2,000,297)	(3,920,337)

Balance – March 31, 2007	985,000	$985	$—	$(14,613,521)	$(14,612,536)

See auditors’ report and accompanying notes to financial statements.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Consolidated Statement of Cash Flows

For the Nine Months Ended March 31, 2007

Cash Flows from Operating Activities
Net loss	$(7,130,865)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase in allowance for doubtful accounts receivable	717,001
Depreciation	1,398,973
Gain on early extinguishment of debt	(1,625,142)
Change in operating assets and liabilities:
Accounts receivable	(2,496,197)
Due to related parties	(16,614)
Prepaid expenses and other current assets	49,333
Deposits to suppliers	(1,600,758)
Accounts payable	(671,974)
Accrued expenses	7,350,148
Customers’ deposits	(463,863)
Deferred revenue	161,848

Cash Used in Operating Activities	(4,328,110)

Cash Flows from Investing Activities
Purchase of property and equipment	(984,302)

Cash Used in Investing Activities	(984,302)

Cash Flows from Financing Activities
Principal payments on capitalized lease obligations	(868,067)
Principal payments on line of credit	(2,719,003)
Principal payments on notes payable	(994,725)
Proceeds from notes payable	10,563,373

Cash Provided by Financing Activities	5,981,578

(Continued)

See auditors’ report and accompanying notes to financial statements.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Consolidated Statement of Cash Flows

For the Nine Months Ended March 31, 2007

Net Increase in Cash and Cash Equivalents	669,166
Cash and Cash Equivalents – June 30, 2006	1,009,764

Cash and Cash Equivalents – March 31, 2007	1,678,930
Less: Cash restricted as to use	(518,285)

Cash and Cash Equivalents – March 31, 2007	$1,160,645

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$1,549,337
Non-Cash Investing and Financing Activities
Property and equipment acquired through capital lease obligations	$892,025
Extinguishment of related party receivable:
Increase in notes payable	$3,920,337
Decrease in additional paid in capital	$(1,920,040)
Increase in accumulated deficit	$(2,000,297)

$—

See auditors’ report and accompanying notes to financial statements.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 1 – Summary of Significant Accounting Policies

Organization

Latin Node, Inc. (the “Company”) was incorporated in the State of Florida on May 20, 1999. The Company has formed and acquired additional subsidiaries at various times since its inception. The Company is a wholly owned subsidiary of Retail Americas VoIP, LLC (“Retail”). Retail was formed on December 8, 2005 under the laws of the State of Delaware as a limited liability company.

Nature of Business

The Company offers voice transmission and related communication services using Voice over Internet Protocol (VoIP) technology. The Company’s headquarters are located in Miami, Florida, and it has principal operations in Colombia, France, Guatemala, Germany, Honduras, and Nicaragua.

Business Risks

The Company derives substantial revenues from international operations, primarily under U.S. dollar-denominated contracts with international communications companies. Risks associated with operating in international markets include equipment seizure, foreign exchange restrictions and currency fluctuations, foreign taxation, political instability, expropriation, nationalization, modification or renegotiation of contracts and government licenses, war and civil disturbances, and other risks that may limit or disrupt markets.

The Company’s current business and operations are dependent, to a large extent, upon conditions in the communications industry and are subject to governmental regulations affecting the Internet protocol and use of technology. To the extent that regulations become restrictive, or if technology moves the industry in a different direction, the Company’s business could be adversely affected.

Principles of Consolidation

The consolidated financial statements include the accounts of Latin Node, Inc. and its wholly owned subsidiaries, Latin Node LLC, Latinode Communication Corporation, TS Telecommunications, Inc., Total Solutions Telecom, Inc., Latin Node Europe GmbH, Crossfone Europe GmbH, Nsite Software LLC, Tropical Star Communications, Inc., LN Comunicaciones, S.A., CrossFone Honduras, S.A., CrossFone Colombia, S.A., CrossFone Mexico S.A. de CV, and CrossFone Nicaragua, S.A. All significant inter-company balances and transactions have been eliminated.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 1 – Summary of Significant Accounting Policies (Continued)

Foreign Currency Transactions

Foreign currency transactions and financial statements of the Company’s foreign subsidiaries are translated into U.S. dollars at prevailing or current rates, respectively, except for revenues and expenses which are translated at average current rates during the reporting period. Exchange gains and losses resulting from foreign currency transactions are recognized currently. Gains and losses resulting from translation of financial statements are excluded from the consolidated statement of operations and are reported as a separate component of stockholder’s deficit. Gains and losses from currency translation for the period ended March 31, 2007 were immaterial, and as a result, no adjustment was recorded.

Use of Estimates

The accompanying consolidated financial statements have been prepared in conformity with U.S generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

As part of the normal course of business, the Company interconnects with other telecommunications operators. In certain instances, it uses estimates to determine the amount of income receivable from or payment to these other operators. The prices at which these services are charged are sometimes regulated and may be subject to retrospective adjustment. Estimates are used in assessing the likely impact of these adjustments. In some instances, the Company also enters into supply arrangements, and it uses estimates of price or usage to determine the expense charged in any period. These estimates are periodically adjusted to reflect actual pricing or usage as such information becomes available or is agreed by suppliers.

Credits and charges on adjustments to both interconnect and other supply arrangements are charged to expense in the period in which the adjustment is made.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 1 – Summary of Significant Accounting Policies (Continued)

Accounts Receivable

The Company provides an allowance for doubtful collections that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Invoices are due between five and thirty days after issuance. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Recoveries of accounts previously written-off are recognized as income in the periods in which the recoveries are made.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company assigns useful lives to property and equipment based on periodic studies of actual asset lives and the intended use for those assets.

Changes in circumstances such as technological advances and physical condition of the assets concerned could result in the actual useful lives differing from initial estimates. If the Company determines that the useful life of the asset should be different from the initial estimate, it depreciates the net book value in excess of the residual value over the revised remaining useful life, thereby increasing depreciation expense. Any change in asset lives is reflected in the Company’s financial statements when the change in estimate is determined. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Replacements, maintenance and repairs that do not extend the lives of the respective assets are charged to expense as incurred.

Deferred Revenue

Deferred revenue represents unearned revenue generated from the sale of prepaid telephone calling cards. Revenue is recognized on a monthly basis over the life of the agreements. Deferred revenue for the period ended March 31, 2007 was $161,848.

Capitalized Lease Obligations

Certain long-term transactions relating to the financing of equipment are accounted for as capital leases. Capital lease obligations reflect the present value of future rental payments, discounted at the interest rate implicit in the lease. A corresponding amount is capitalized and amortized over the assets’ estimated economic lives on a straight-line basis. The amortization is included in depreciation expense on the accompanying consolidated statement of operations.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 1 – Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets,” the Company reviews its long-lived assets and certain identifiable intangible, with estimable useful lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value. For the period ended March 31, 2007, there were no impairments of the Company’s long-lived assets.

Income Taxes

The Company accounts for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or income tax returns.

Under this method, deferred tax assets and liabilities are determined based upon the difference between the financial statements and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, prepaid expenses, accounts payable, customers’ deposits and debt instruments. The carrying amounts of such financial instruments approximate their respective estimated fair values due to their short-term maturities and approximate market interest rates of these instruments.

Revenue Recognition

Revenue, which excludes discounts and sales taxes, is recognized when delivery of long-distance services has occurred and collection of the sales price is reasonably assured. In respect of services invoiced in advance, amounts are deferred until provision of the service.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 1 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Amounts payable by and to other telecommunications operators are recognized as the services are provided. Charges are negotiated separately and are subject to continual review. Revenue generated through the provision of these services is accounted for gross of any amounts payable to other telecommunications operators for interconnection fees.

The Company earns revenue from the transmission of content on its network originated by third party providers. The Company assesses whether revenue should be recorded gross as principal or net as agent, based on the features of such arrangements including the following indicators:

•	Whether the Company holds itself out as an agent;

•	Establishment of the price;

•	Provision of customer remedies;

•	Performance of part of the service; and

•	Assumption of credit risk.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the period ended March 31, 2007 was $240,469.

Note 2 – Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $7,130,865 during the period ended March 31, 2007 and as of that date, the Company’s current liabilities exceeded its current assets by $4,418,384 and its total liabilities exceeded its total assets by $14,612,536. Those factors raise substantial doubt about the Company’s ability to sustain its current operations through March 31, 2008.

Management has taken several actions to ensure that the Company will sustain its current operations through March 31, 2008. The Company intends to expand its telecommunication operations in Latin America to increase its gross profit margin.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 2 – Liquidity (Continued)

As discussed in Note 16, the Company entered into an agreement with Elandia, Inc. under the terms of which it will receive an additional $10.5 million in loans; $5.5 million under the existing loan facility (see Note 8); and $5 million in subordinated debt financing if the Company obtains senior debt financing from a reputable financing institution in an amount not less than $5,000,000 at a reasonable market rate of interest, a repayment term of not less than five years, and no equity participation. In addition, the Company entered into an agreement with Laurus Master Fund to provide funding in the form of a revolving credit and a term loan in the aggregate amount of $13 million (see Note 16). Management believes that these actions will enable the Company to sustain its current operations through March 31, 2008. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the company is unable to sustain its current operations through March 31, 2008.

Note 3 – Restricted Cash

Restricted cash represents certificates of deposit which are held by financial institutions to secure letters of credit (see Note 14).

Note 4 – Investment in Affiliate

The Company has a 50% interest in DSR Comunicaciones, S.A. (“the investee”), a telecommunications company located in Argentina. For financial reporting purposes, even though the Company owns more than 20% interest in the investee, it does not account for this investment under the equity method because it does not exercise significant influence over the investee. As a result, the investee is valued at cost, less any impairment in the value that is not temporary in nature.

At March 31, 2007, the cost of the investment and allowance for impairment loss were $538,974 and $236,306, respectively. No impairment loss was recorded for the period ended March 31, 2007.

Note 5 – Due from Related Parties

During the period ended March 31, 2007, the Company made unsecured and non-interest bearing advances to its affiliated entities in the amount of $16,614.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 6 – Extinguishment of Related Party Receivables

During the period ended March 31, 2007, the Company paid a negotiated balance of $3,920,337 owed by Retail to a lender. Retail’s receivable to the Company was forgiven by the Company. Under generally accepted accounting principles, forgiveness of related party debt is generally viewed, in essence, as a capital transaction. Accordingly, extinguishment of Retail’s receivable is reported in the 2007 financial statements as a $3,920,337 increase in stockholder’s deficit.

Note 7 – Property and Equipment

Property and equipment consisted of the following at March 31, 2007:

Furniture and fixtures	$85,610
Computer and communications equipment	6,360,882
Leasehold improvements	130,509
Software	185,813
Leased equipment	1,581,488

Total	8,344,302
Less: accumulated depreciation	(4,472,160)

Net property and equipment	$3,872,142

Depreciation expense for the period ended March 31, 2007, amounted to $1,398,973.

The Company owns property and equipment located outside the United States having a net book value of $426,872 at March 31, 2007.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 8 – Notes Payable

Note payable to Cisco Systems Capital Corporation, collateralized by equipment, payable in monthly installments of $25,000, plus interest at the prime rate plus 2% (8.25% at March 31, 2007). The note matures on July 17, 2007 and is personally guaranteed by the Company’s president.	$100,000
Note payable to Dimension Data, collateralized by equipment, payable in monthly payments of $1,746, including 12% interest. The note matures on September 15, 2008.	27,680
Note payable to Banco Industrial , collateralized by equipment, payable in monthly payments of $590, including 7.5% interest. The note matures on April 27, 2011	24,826

On February 16, 2007, Latin Node, Inc. and its subsidiaries, collectively, the Company, entered into a credit agreement with Elandia, Inc., a Delaware corporation (“Elandia”). The credit agreement provided for maximum borrowings of $20,000,000. Interest on the principal amounts of this loan accrues at a rate of 10% per annum from the original date of issuance. The entire principal balance is due on February 16, 2011. Interest is due and payable the first of each month through the maturity date. The Company has pledged to the Lender ownership interest in the Company as security for the loan. The loan is collateralized by the Company’s assets.

14,459,899

Total notes payable	14,612,405
Less: current portion	123,811

Notes payable, net of current portion	$14,488,594

Interest expense related to the notes payable was $271,250 for the period ended March 31, 2007. During the period ended March 31, 2007, the Company incurred additional interest expense in the amount of approximately $1,446,000 related to two loan obligations which were settled prior to the period ended on March 31, 2007 (see Note 12).

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 8 – Notes Payable (Continued)

Future maturities of principal on the note payable as of March 31, 2007 are as follows:

March 31,
2008	$123,811
2009	15,083
2010	6,270
2011	14,466,655
2012	586

$14,612,405

Note 9 – Capitalized Lease Obligations

The Company leases equipment pursuant to various capital leases that expire through 2010. Future minimum lease payments were as follows:

Period ending March 31:
2008	$586,294
2009	329,895
2010	94,459

Net minimum lease payments	1,010,648
Less: amount representing interest	(161,478)

Present value of minimum lease payments	849,170
Less: current portion	450,517

Capitalized lease obligations, net of current portion	$398,653

Property and equipment includes $917,289 in capitalized leases, net of accumulated depreciation of $664,199 as of March 31, 2007. Depreciation expense related to these capitalized leases for the period ended March 31, 2007 amounted to $175,090. Interest expense related to the lease obligations was $103,760 for the period ended March 31, 2007.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 10 – Income Taxes

At March 31, 2007, the Company had net operating loss carry-forwards totaling $550,228 for foreign jurisdictions, which have no expiration dates, and $10,530,334 for federal and state income tax purposes which begin to expire on 2022. Of this amount, $3,229,149 is subject to an annual limitation due to the reorganization that took place on May 24, 2006. The Tax Reform Act of 1986 imposed substantial restriction on the utilization of net operation losses in the event of an “ownership change,” as defined under section 382 of the Internal Revenue Code. This provides that federal and state net operating losses are subject to limitation as a result of these restrictions.

A valuation allowance of $4,998,904 was established at March 31, 2007 to eliminate the net deferred tax benefit that existed at that time since it was uncertain if the tax benefits would ever be realized. This allowance was increased by $3,219,770 at March 31, 2007.

The temporary differences that give rise to deferred tax assets at March 31, 2007 are as follows:

Deferred tax assets:
Net operating loss carryforwards	$4,182,656
Depreciation, amortization and bases differences	339,498
Allowance for uncollectible accounts	348,325
Vacation accrual	57,383
Other	71,042

Total deferred tax assets	$4,998,904
Less: valuation allowance	(4,998,904)

Net deferred tax asset	$—

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 11 – Capital Stock

The Company has two classes of capital stock; Common Stock and Preferred Stock. Holders of Common Stock are entitled to one vote per share held and dividends are paid at the discretion of the Board of Directors. The Preferred Stock shall be issued in one or more series. The authorized Preferred Stock as of March 31, 2007 constitutes a series of Preferred Stock designated as Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”). The stated value per share of the Series A Preferred Stock shall be $2.50. Series A Preferred Stock ranks senior to all classes of Common Stock and all other classes or series of Preferred Stock of the Company. The annual dividend rate on each share of Series A Preferred Stock is 10% of the stated value per share for each share of Series A Preferred Stock outstanding calculated on the basis of a 360-day year. Series A Preferred Stock dividends are cumulative and begin to accrue from the date of issuance. As of March 31, 2007, Series A Preferred Stock had not been issued.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such shares, into fully paid and nonassessable shares of Common Stock at the conversion price in effect at the time of the conversion. The holders of Series A Preferred Stock shall vote together as a class and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding is entitled to be paid out of the net assets of the Company available for distribution to shareholders, before any payment is made to the Common Stock or any other class or series of common or preferred stock.

On February 15, 2007, the Board of Directors authorized a 1,000 for 1 stock split, thereby increasing the number of issued and outstanding share to 985,000, and decreasing the par value of each share to $.001. All references in the accompanying consolidated financial statements to the number of common shares and pre-share amounts as of June 30, 2006 have been restated to reflect the stock split.

Note 12 – Extinguishment of Debt

During the period ended March 31, 2007, in connection with the settlement of obligations involving two of its creditors, the Company recognized a gain of $1,625,142 representing the difference between the fair value of the consideration issued in the settlement transaction and the carrying value of the amounts due to the creditors. The Company evaluated the classification of this gain and determined that the gain does not meet the criteria for classification as an extraordinary item. As a result, the gain has been included as “Gain on early extinguishment of debt” under “Other income (expense)” in the accompanying Consolidated Statement of Operations for the period ended March 31, 2007.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 13 – Credit Risk

The Company occasionally will have amounts on deposit at financial institutions that exceed the $100,000 FDIC insurance limit. At March 31, 2007, cash in excess of FDIC insurance amounted to $1,465,769.

Accounts receivable are comprised of the Company’s customer base, which is located throughout the United States and internationally. Generally, the Company does not require collateral from its customers. The balance owed from a customer in excess of 10% of total accounts receivable was $1,636,142 at March 31, 2007.

Note 14 – Commitments and Contingencies

Personal Property Taxes

The Company is subject to tangible personal property taxes based upon the value of its personal property located in Miami-Dade County, Florida.

The Company filed its first tangible personal property tax return for the 2004 year. It has not been notified by the Miami-Dade County Property Appraiser’s Office that it is liable for prior years’ property taxes. If the Miami-Dade County Property Appraiser’s Office becomes aware of the Company’s failure to file the appropriate tax returns in prior years, it will be subject to an assessment equal to the taxes that should have been paid in prior years, plus appropriate penalties and interest. The Company is unable to determine its potential liability and, accordingly, the accompanying financial statements do not reflect any liability for such taxes.

The Company has subsidiaries that have been incorporated in Colombia and Guatemala that have incurred losses since their inception. Local corporation income tax returns have been filed for the foreign subsidiaries. Management believes that no income or other tax liabilities are applicable to the subsidiaries through March 31, 2007.

Pending Litigation

In September 2003, the Company filed a lawsuit against Citibank NA (“Citibank”) regarding a Letter of Credit (“LC”) in the amount of $350,000. The LC was intended to secure the Company’s obligations under a contract with a Colombian telecommunications provider (“Telecom”). During 2003, disputes arose regarding the billing from Telecom. In addition, Telecom ceased doing business and a new Colombian telecommunications company (“Telecom II”) was formed. The Company has terminated the prior contract with Telecom and is continuing to resolve payment disputes.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 14 – Commitments and Contingencies (Continued)

Pending Litigation (Continued)

As a consequence of these events, the Company contacted Citibank and has sought to have the LC canceled and a Certificate of Deposit that secures it released. The Company alleges that subsequent to that contact, Citibank notified it that a payment request under the LC had been made, but would not provide the Company with any information about the party that made the payment request. On September 17, 2003, the Company filed a motion to prevent the payment of the LC and requested the release of the CD held by Citibank. A temporary injunction was granted by the Court. As of March 31, 2007, the funds are held by Citibank. On May 26, 2005, Telecom filed a motion requesting the federal court to vacate the temporary injunction asserting that the $350,000 represents only part of the amounts the Company owes Telecom. On June 24, 2005, the Company filed a court memorandum in opposition to Telecom’s motion to vacate the temporary injunction. On November 7, 2005, the Court denied Telecom’s motion to vacate the temporary injunction order. Telecom appealed this ruling by filing a notice to appeal in the Eleventh Circuit Court of Appeals.

The Company filed its appeal brief on October 31, 2006. It is not known when the Eleventh Circuit will issue a ruling on Telecom’s appeal. The Company has been negotiating a settlement with Telecom. At March 31, 2007, the Company estimated a reserve for this liability totaling $350,000. The final settlement may defer from this amount.

Operating Lease Commitments

The Company leases its office facilities and certain equipment pursuant to non-cancelable operating leases with terms extending more than one year, that expire at various dates through 2010 as follows:

Period ending March 31,
2008	$449,376
2009	52,218
2010	7,748

Total	$509,342

Rent expense related to operating leases was $762,431 for the period ended March 31, 2007. This amount included rent expense of approximately $170,000 for lease agreements that are renewable on an annual basis.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 15 – Concentrations

For the period ended March 31, 2007, the Company derived approximately 38% of its revenues from two customers.

Note 16 – Subsequent Events

On February 15, 2007, the Company entered into a Stock Purchase Agreement where it agreed to issue and sell to Elandia an aggregate of 8,000,000 shares of Series A Preferred Stock for the purchase price of $20,000,000 ($2.50 a share). Under the terms of the Stock Purchase Agreement, the Company shall use the proceeds to repay any and all outstanding loans from Elandia (see Note 8) in full and for working capital needs. The “closing” of the transaction contemplated by the Stock Purchase Agreement was completed in July 2007. Therefore, as of March 31, 2007, the Series A Preferred Stock is not reported as issued and outstanding in the accompanying consolidated balance sheet. (see Note 11).

As part of the stock purchase agreement with Elandia, wherein Elandia agreed that if the Company obtained senior debt financing from a reputable financial institution in an amount not less than US $5,000,000 and such debt financing provides for a reasonable market rate of interest, a repayment term of no less than five years, and no equity participation, Elandia will lend to Latin Node, subject and junior to such senior debt, an amount equal to US $5,000,000 less all fees and expenses of Elandia, without limitation, the 10% fee payable to Stanford Group Company, with (i) an annual interest rate of 10%, (ii) a repayment term equal to that of the repayment term for the senior debt under the senior debt financing documents, and (iii) such other typical credit facility terms and conditions to be established by Elandia. Subsequent to March 31, 2007, the Company entered into an agreement with Laurus Master Fund (“Laurus”) and effectively received the $5,000,000 from Elandia.

On June 29, 2007, the Company entered into an agreement with Laurus to provide funding in the form of a revolving line of credit in the amount of $7.5 million and a secured convertible term loan balance of $5.5 million for a term of three years. Interest on the outstanding principal balances under the revolving line of credit will accrue at a rate of Wall Street Journal Prime (“WSJ”) plus 2.5%, subject to a 10% minimum, per annum. The entire principal and interest balances are due on June 29, 2010. Interest on the convertible loan will accrue at a rate of the WSJ plus 3.5%, subject to an 11% minimum, per annum. Principal and interest balances are due and payable by monthly installments, through June 29, 2010. The revolving line of credit is collateralized by the Company’s assets. The Convertible term loan is collateralized by certain company assets and by Elandia’s equity interest in the common stock of Latin Node Inc., and its subsidiaries.

Latin Node, Inc. and Subsidiaries

(A Wholly Owned Subsidiary of Retail Americas VoIP, LLC)

Notes to Consolidated Financial Statements

March 31, 2007

Note 16 – Subsequent Events (Continued)

Pursuant to the secured convertible term loan agreement, Laurus has the right to convert all or any portion of the issued and outstanding principal amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of common stock at a fixed conversion price of $5.00 (conversion shares). Laurus was also issued warrants at a nominal purchase price to purchase common stock of the Company in an amount equal to five percent of the Company’s outstanding stock, on a fully diluted basis.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

and Stockholder of Latin Node, Inc. and Subsidiaries

Miami, Florida

We have audited the accompanying consolidated balance sheet of Latin Node, Inc. (A Florida Corporation) and Subsidiaries as of June 30, 2006 and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Latin Node, Inc. and Subsidiaries as of June 30, 2006 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has suffered recurring losses from operations, negative working capital and has a significant accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BERENFELD, SPRITZER, SHECHTER & SHEER
BERENFELD, SPRITZER, SHECHTER & SHEER November 29, 2006 (except for Note 11, as to which the date is January 12, 2007)

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2006

ASSETS
CURRENT ASSETS
Cash	$625,533
Accounts receivable, net of allowance for uncollectible accounts of $232,271	4,731,441
Prepaid expenses and other current assets	97,746

Total Current Assets	5,454,720
PROPERTY AND EQUIPMENT
Net of accumulated depreciation OF $3,136,871	3,394,788

OTHER ASSETS
Restricted cash	384,231
Deposits to suppliers	1,341,073
Investment in affiliated company, net of impairment allowance of $236,306	302,668

Total Other Assets	2,027,972

TOTAL ASSETS	$10,877,480

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES
Line of credit	$4,344,145
Notes payable, current portion	1,098,420
Capitalized lease obligations, current portion	547,520
Accounts payable and accrued expenses	7,292,599
Customers’ deposits	853,438

Total Current Liabilities	14,136,122

LONG-TERM LIABILITIES
Notes payable – net of current portion	25,000
Capitalized lease obligations – net of current portion	277,692

Total Long-Term Liabilities	302,692

TOTAL LIABILITIES	14,438,814

STOCKHOLDERS’ DEFICIENCY
Common Stock, $1.00 par value; 985 shares authorized, issued and outstanding	985
Additional paid-in capital	1,920,040
Accumulated deficit	(5,482,359)

Total Stockholders’ Deficiency	(3,561,334)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$10,877,480

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2006

REVENUES	$132,504,083
COSTS OF REVENUES	118,008,244

GROSS PROFIT	14,495,839

GENERAL AND ADMINISTRATIVE EXPENSES
Connection fees	2,713,701
Payroll and related expenses	2,927,160
Depreciation	1,484,444
Other general and administrative expenses	2,093,618
Consulting fees	593,270
Commissions	2,019,769
Rent	577,111
Bad debt expense	271,676
Insurance	234,928
Impairment loss on investment in affiliate	186,306
Special projects	64,838

Total General and Administrative Expenses	13,166,821

INCOME FROM OPERATIONS	1,329,018

OTHER INCOME (EXPENSE)
Interest income	30,607
Interest expense	(2,536,229)

Net Other Income (Expense)	(2,505,622)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,176,604)
PROVISION FOR INCOME TAXES	—

NET LOSS	$(1,176,604)

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE YEAR ENDED JUNE 30, 2006

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total
Balance – June 30, 2005	$1,000	$1,075,000	$(4,238,255)	$(67,500)	$(3,229,755)
Net loss for the year	—	—	(1,176,604)	—	(1,176,604)
Contributed capital by stockholder	—	845,025	—	—	845,025
Retirement of treasury stock	(15)	15	(67,500)	67,500	—

Balance – June 30, 2006	$985	$1,920,040	$(5,482,359)	$—	$(3,561,334)

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,176,604)
Adjustments to reconcile net loss to cash provided by operating activities:
Allowance for impairment loss on investment	186,306
Increase in allowance for doubtful accounts receivable	157,671
Depreciation	1,484,444
(Increase) decrease in assets:
Accounts receivable	(3,459,733)
Prepaid expenses and other current assets	383,412
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	4,863,275
Settlement payable	(40,931)
Customers’ deposits	389,811

Net Cash Provided By Operating Activities	2,787,651

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash	417,943
Increase in deposits	(1,102,417)
Investment in affiliate	(484,351)
Purchases of property and equipment	(1,984,925)

Net Cash Used In Investing Activities	(3,153,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	1,598,520
Principal payments on notes payable	(4,866,690)
Net borrowings on line of credit	3,021,070
Principal payments on capitalized lease obligations	(480,032)
Contributed capital by stockholder	845,025

Net Cash Provided By Financing Activities	117,893

DECREASE IN CASH	(248,206)
CASH – JULY 1, 2005	873,739

CASH – JUNE 30, 2006	$625,533

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2006

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for income taxes	$—

Cash paid during the year for interest	$2,536,229

SUPPLEMENTAL DISCLOSURE OF NON-CASH FLOW INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired through capital lease obligations	$868,334

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Latin Node, Inc. (“the Company”) was incorporated in the State of Florida on May 20, 1999. The Company has formed and acquired additional subsidiaries at various times since its inception.

The Company’s authorized capital stock consists of 985 shares of common stock, with a par value of $1.00 per share. On June 30, 2006, there were 985 shares issued and outstanding with voting rights. During 2006, the company retired 15 shares of treasury stock.

NATURE OF BUSINESS

The Company offers voice transmission and related communication services using Voice Over Internet Protocol (VoIP) technology. The Company’s headquarters are located in Miami, Florida and it has subsidiaries with offices in Colombia, Guatemala, Germany, and Paris.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Latin Node, Inc. and its wholly owned subsidiaries, LN Comunicaciones S.A., TS Telecommunications, Inc., Latin Node Europe GmbH, and Crossfone Europe GmbH. All significant inter-company balances and transactions have been eliminated.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency transactions and financial statements of the Company’s foreign subsidiaries are translated into U.S. dollars at prevailing or current rates respectively, except for revenues and expenses which are translated at average current rates during the reporting period. Exchange gains and losses resulting from foreign currency transactions are recognized currently. Gains and losses resulting from translation of financial statements are excluded from the consolidated statement of operations and are reported as a separate component of stockholder’s deficiency. Gains and losses from annual currency translation for the year ended June 30, 2006 were immaterial, and as a result, no adjustment was recorded.

USE OF ESTIMATES

The accompanying consolidated financial statements have been prepared in conformity with U.S generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash includes amounts on hand and amounts on deposit at financial institutions. The company occasionally will have amounts on deposit at financial institutions that exceed the $100,000 FDIC insurance limit. At June 30, 2006, cash in excess of FDIC insurance amounted to $884,585.

RESTRICTED CASH

The Company owns certificates of deposit which are held by a financial institution to secure a letter of credit (see Note 11 – Pending Litigation). The certificates of deposit mature in 2007. In addition, the Company also established a deposit account with a financial institution as part of the agreement with Expocredit Corporation (see Note 5 – Line of Credit).

ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on management’s evaluation of outstanding accounts receivable. Recoveries of accounts previously written-off are recognized as income in the periods in which the recoveries are made.

REVENUE RECOGNITION

The Company recognizes revenues when delivery of long-distance services has occurred, and collection of the sales price is reasonably assured.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Replacements, maintenance and repairs that do not extend the lives of the respective assets are charged to expense as incurred.

CAPITAL LEASES

Certain long-term transactions relating to the financing of equipment are accounted for as capital leases. Capital lease obligations reflect the present value of future rental payments, discounted at the interest rate implicit in the lease.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CAPITAL LEASES (CONTINUED)

A corresponding amount is capitalized and amortized over the assets’ estimated economic lives on a straight-line basis. The amortization is included in depreciation expense on the accompanying consolidated statement of operations.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expense for the year ended June 30, 2006 was $89,345.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, accounts receivable, prepaid expenses, accounts payable, customers’ deposits and debt instruments. The carrying amounts of such financial instruments approximate their respective estimated fair values due to their short-term maturities and approximate market interest rates of these instruments.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG–LIVED ASSETS SUBJECT TO DISPOSAL

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets subject to disposal are reported at the lower of the carrying amount or fair value less costs to sell.

INCOME TAXES

The Company accounts for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method, deferred tax assets and liabilities are determined based upon the difference between the financial statements and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2006:

Furniture and fixtures	$1,338,303
Computer and communications equipment	4,851,836
Leasehold improvements	130,509
Software	211,011

Total	6,531,659
Less: Accumulated depreciation	(3,136,871)

Net Property and Equipment	$3,394,788

Depreciation expense amounted to $1,484,444 for the year ended June 30, 2006.

The Company owns property and equipment located outside the United States having a net book value of $828,716 at June 30, 2006.

NOTE 3 – INVESTMENT IN AFFILIATED COMPANY

The Company has a 50% interest in DSR Comunicaciones, S.A. (“the investee”), a telecommunications company located in Argentina. For financial reporting purposes, even though the Company owns a more than 20% interest in the investee, it does not account for this investment under the equity method because it does not exercise significant influence over the investee. During 2006, the investee suffered a significant deterioration in its financial and operating performance. Therefore, based on the Company’s evaluation of the investment, the carrying value of the investment was adjusted to its estimated fair value, which amounted to $302,668 at June 30, 2006, and an impairment loss in the amount of $186,306 was recognized for the year ended June 30, 2006. The total allowance for impairment losses for this investment was $236,306 at June 30, 2006.

NOTE 4 – CONCENTRATIONS OF CREDIT RISK

Accounts receivable are comprised of the Company’s customer base, which is located throughout the United States and internationally. Generally, the Company does not require collateral from its customers. The balance owed from a customer in excess of 10% of total accounts receivable was $1,511,850 at June 30, 2006. The Company derived approximately 66% of its revenues from five customers for the year ended June 30, 2006.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 5 – LINE OF CREDIT

In February 2004, the Company entered into a financing arrangement with Expocredit Corporation (“Expocredit”). Pursuant to the arrangement, Expocredit agreed to provide periodic cash advances to the Company. The arrangement was referred to as a “Factoring Agreement” and provided certain parameters relating to the maximum and minimum limits of loan advances, fees, and interest charges, monitoring and security for the amounts advanced. The arrangement has been reported as a line of credit agreement, or asset-based lending facility, on the accompanying consolidated balance sheet, as the risk of loss for the factored trade accounts receivable is retained by the Company.

Since the inception of the Factoring Agreement, the Company submitted customer invoices to Expocredit and received cash advances equal to 85 percent of the invoice amounts submitted. The Company has also submitted pro-forma invoices that did not necessarily represent actual invoices and were clearly notated as “Pro-Forma.” In fact, these pro-forma invoices were never recorded as revenues on the books of the Company. That notwithstanding, Expocredit continued to provide cash advances exceeding the parameters set forth in the initial financing agreement. At no time during the year did Expocredit advise management that the Company may have been in violation of the terms of the financing agreement.

In 2004, the Company’s legal counsel conducted an independent review of the facts and circumstances relating to the financing arrangement with Expocredit, and concluded that the manner in which the financing arrangement has operated would indicate that Expocredit has accepted the Company’s procedures for requesting loan advances.

On June 24, 2005, the Company modified its original agreement with Expocredit. The amendment required the Company to establish a deposit account with Wachovia Bank in the Company’s name. The sole signature authority over the account rests with Expocredit officers. The deposit account is reported as restricted cash on the accompanying consolidated balance sheet.

At June 30, 2006, the outstanding balance on the line of credit was $4,344,145, representing 91% of outstanding accounts receivable at that date. Interest at a rate of .0833% accrues daily on the invoice value from disbursement to the collection date. For the year ended June 30, 2006, interest expense related to the line of credit amounted to $2,254,310. The line of credit is collateralized by the Company’s personal property, chattel paper, goods, inventory, equipment, fixtures, instruments, investment property, deposit accounts, letter of credit rights, and general intangibles.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 6 – NOTES PAYABLE

Notes payable as of June 30, 2006 consisted of the following:

Note payable to Cisco Systems Capital Corporation, payable in monthly installments of $25,000, plus interest at the prime rate plus 2% (8.25% at June 30, 2006). The note matures on July 17, 2007 and is personally guaranteed by the Company’s president.	$325,000
Note payable to Almiron Finance Corp, a Venezuelan corporation with interest of 18% on the unpaid principal. The note matured on May 1, 2006 and the unpaid balance is due upon demand.	798,420

Total Notes Payable	1,123,420
Less current portion	(1,098,420)

Long-Term portion	$25,000

Interest expense related to the notes payable was $198,523 for the year ended June 30, 2006.

NOTE 7 – CAPITALIZED LEASE OBLIGATIONS

The Company leases equipment pursuant to various capital leases that expire through 2009. Future minimum lease payments were as follows:

Year Ending June 30,
2007	$655,407
2008	255,207
2009	77,200

Net minimum lease payments	987,814
Less: Amount representing interest	(162,602)

Present value of minimum lease payments	$825,212

Property and equipment includes $693,383 in capitalized leases, net of accumulated depreciation of $332,801 as of June 30, 2006. Depreciation expense related to these capitalized leases for the year ended June 30, 2006 amounted to $175,090. Interest expense related to the lease obligations was $83,395 for the year ended June 30, 2006.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 8 – OPERATING LEASE COMMITMENTS

The Company leases its office facilities and certain equipment pursuant to operating leases with terms extending more than one year, that expire at various dates through 2010 as follows:

Year Ending June 30,
2007	$592,866
2008	328,841
2009	40,242
2010	1,725

Total	$963,674

Rent expense related to operating leases was $577,111 for the year ended June 30, 2006. This amount included rent expense of approximately $319,000 for lease agreements that are renewable on an annual basis.

NOTE 9 – BUSINESS RISKS

INTERNATIONAL OPERATIONS

The Company derives substantial revenues from international operations, primarily under U.S. dollar-denominated contracts with international communications companies. Risks associated with operating in international markets include equipment seizure, foreign exchange restrictions and currency fluctuations, foreign taxation, political instability, expropriation, nationalization, modification or renegotiation of contracts and government licenses, war and civil disturbances and other risks that may limit or disrupt markets.

INDUSTRY RISKS

The Company’s current business and operations are dependent, to a large extent, upon conditions in the communications industry and are subject to governmental regulations affecting the Internet protocol and use of technology. To the extent that regulations become restrictive, or if technology moves the industry in a different direction, the Company’s business could be adversely affected.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 10 – RELATED PARTY TRANSACTIONS

During 2006, the Company had transactions with its parent company, Retail Americas VoiP, LLC (“Retail”). The following is a summary of all transactions with this entity for the fiscal year ended June 30, 2006:

The Company incurred legal and consulting costs on behalf of Retail in the amount of $515,253, as part of the reorganization that took place on May 24, 2006 (see Note 14 – Stockholder Transactions). The entire amount was reimbursed by Retail during 2006.

Retail advanced the Company $138,752 to assist financially in the Company’s operations. The amount advanced bears no interest and is payable upon demand. The balance remains unpaid as of June 30, 2006 and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet.

Retail contributed $782,325 to the Company for working capital purposes. The capital contribution was recorded as an increase in additional paid-in capital during 2006.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

PERSONAL PROPERTY TAXES

The Company is subject to tangible personal property taxes based upon the value of its personal property located in Miami-Dade County, Florida. The Company filed its first tangible personal property tax return for the 2004 year. It has not been notified by the Miami-Dade County Property Appraiser’s Office that it is liable for prior years’ property taxes. If the Miami-Dade County Property Appraiser’s Office becomes aware of the Company’s failure to file the appropriate tax returns in prior years, it will be subject to an assessment equal to the taxes that should have been paid in prior years, plus appropriate penalties and interest. The Company is unable to determine its potential liability and, accordingly, the accompanying financial statements do not reflect any liability for such taxes.

The Company has subsidiaries that have been incorporated in Colombia and Guatemala that have incurred losses since their inception. Local corporation income tax returns have been filed for the foreign subsidiaries. Management believes that no income or other tax liabilities are applicable to the subsidiaries through June 30, 2006.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 11 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

PENDING LITIGATION

In September 2003, the Company filed a lawsuit against Citibank NA (“Citibank”) regarding a Letter of Credit (“LC”) in the amount of $350,000. The LC was intended to secure the Company’s obligations under a contract with a Colombian telecommunications provider (“Telecom”). During 2003, disputes arose regarding the billing from Telecom. In addition, Telecom ceased doing business and a new Colombian telecommunications company (“Telecom II”) was formed. The Company has terminated the prior contract with Telecom and is continuing to resolve payment disputes. As a consequence of these events, the Company contacted Citibank and has sought to have the LC canceled and a Certificate of Deposit that secures it released. The Company alleges that subsequent to that contract, Citibank notified it that a payment request under the LC had been made, but would not provide the Company with any information about the party that made the payment request. On September 17, 2003, the Company filed a motion to prevent the payment of the LC and requested the release of the CD held by Citibank. A temporary injunction was granted by the Court. However, the funds still remain with Citibank. On May 26, 2005, Telecom filed a motion requesting the federal court to vacate the temporary injunction asserting that the $350,000 represents only part of the amounts the Company owes Telecom. On June 24, 2005, the Company filed a court memorandum in opposition to Telecom’s motion to vacate the temporary injunction. On November 7, 2005, the Court denied Telecom’s motion to vacate the temporary injunction order. Telecom appealed this ruling by filing a notice to appeal in the Eleventh Circuit Court of Appeals. Telecom’s appeal remains pending. If Telecom’s appeal is successful and the temporary injunction order is vacated, the Letter of Credit monies likely will be released to Telecom. The Company filed its appeal brief on October 31, 2006. It is not known when the Eleventh Circuit will issue a ruling on Telecom’s appeal. The Company is currently negotiating a settlement with Telecom. The outcome of the settlement is undetermined.

NOTE 12 – INCOME TAXES

At June 30, 2006, the Company had net operating loss carry-forwards totaling $119,841 for foreign and $3,377,224 for federal and state income tax purposes which begin to expire on 2022. Of this amount, $3,229,149 is subject to an annual limitation due to the reorganization that took place on May 24, 2006, as discussed in Note 14. The Tax Reform Act of 1986 imposed substantial restriction on the utilization of net operation losses in the event of an “ownership change”, as defined under section 382 of the Internal Revenue Code. This provides that federal and state net operating losses are subject to limitation as a result of these restrictions.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 12 – INCOME TAXES (CONTINUED)

A valuation allowance of $1,779,134 was established at June 30, 2006 to eliminate the net deferred tax benefit that existed at that time since it was uncertain if the tax benefits would ever be realized.

The temporary differences that give rise to deferred tax assets (liabilities) at June 30, 2006 are as follows:

Deferred tax assets (liabilities):
Net operating losses	$1,318,786
Depreciation, amortization and bases differences	274,421
Allowance for uncollectible accounts	78,710
Vacation accrual	36,965
Other	70,252

Total deferred tax assets	$1,779,134
Less: Valuation allowance	(1,779,134)

Net Deferred tax assets (liabilities)	$—

NOTE 13 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company incurred a net loss of $1,176,604 during the year ended June 30, 2006, and as of that date, the Company’s current liabilities exceeded its current assets by $8,681,402. Those factors create an uncertainty about the Company’s ability to continue as a going concern.

Management is currently seeking long term funding from financial and strategic investors in the form of debt and equity. Additionally, management is planning to expand its contracts with telecommunication companies in Europe and Middle East countries which are expected to increase the Company’s gross profit margin. Management is also developing a plan to reduce expenses.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006

NOTE 13 – GOING CONCERN (CONTINUED)

Because it is unclear if the Company will be successful in accomplishing these objectives, there is uncertainty about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effect of the recoverability and classifications of assets, including intangible assets, or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

NOTE 14 – STOCKHOLDER TRANSACTIONS

REORGANIZATION

On May 24, 2006, various stockholders of the Company sold their interest to Retail Americas VoIP, LLC (“Retail”). Their shares represented 54.5% and 55.3% of the Company’s issued and outstanding common shares, respectively. After the sale, Retail owned 100% of the issued and outstanding shares of the Company. As part of the reorganization, Retail contributed $782,325 to the Company for working capital purposes. Various members of the board of directors of the Company are also stockholders of Retail.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Latin Node, Inc. and Subsidiaries

Miami, Florida

We have audited the accompanying consolidated balance sheet of Latin Node, Inc. (A Florida Corporation) and Subsidiaries as of June 30, 2005 and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Latin Node, Inc. and Subsidiaries as of June 30, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has suffered recurring losses from operations, negative working capital and has significant accumulated deficiencies, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BERENFELD, SPRITZER, SHECHTER & SHEER
BERENFELD, SPRITZER, SHECHTER & SHEER
August 15, 2005

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2005

ASSETS
CURRENT ASSETS:
Cash	$873,739
Restricted cash	802,177
Accounts receivable (net of allowance for uncollectible accounts of $74,800)	1,429,379
Prepaid expenses and other current assets	481,158

Total Current Assets	3,586,453
PROPERTY AND EQUIPMENT,
Net of accumulated depreciation of $1,636,861	2,025,973
OTHER ASSETS:
Deposits to suppliers	238,656
Investment in affiliated company (net of impairment allowance of $50,000)	4,620

TOTAL ASSETS	$5,855,702

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Line of credit	$1,323,075
Notes payable, current portion	4,300,000
Capitalized lease obligations, current portion	249,778
Accounts payable and accrued expenses	2,429,324
Settlement payable	40,931
Customers’ deposits	463,627

Total Current Liabilities	8,806,735

LONG-TERM LIABILITIES:
Notes payable – net of current portion	91,590
Capitalized lease obligations – net of current portion	187,132

Total Long-Term Liabilities	278,722

TOTAL LIABILITIES	9,085,457

STOCKHOLDERS’ DEFICIENCY:
Common Stock, $1.00 par value; 1,000 shares authorized and issued	1,000
Additional paid-in capital	1,075,000
Accumulated deficit	(4,238,255)
Treasury stock – at cost	(67,500)

Total Stockholders’ Deficiency	(3,229,755)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$5,855,702

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

FOR THE YEAR ENDED JUNE 30, 2005

REVENUE	$71,375,975
COST OF REVENUE	64,371,041

GROSS PROFIT	7,004,934

GENERAL AND ADMINISTRATIVE EXPENSES:
Connection fees	2,258,739
Payroll and related expenses	2,081,015
Depreciation	947,975
Other general and administrative expenses	844,068
Consulting fees	628,903
Commissions	436,727
Rent	399,117
Bad debt expense	333,739
Insurance	137,774
Special projects	104,478

Total General and Administrative Expenses	8,172,535

LOSS FROM OPERATIONS	(1,167,601)

OTHER INCOME (EXPENSE):
Interest income	15,916
Loss on disposal of equipment	(281,364)
Impairment loss on investment in affiliate	(50,000)
Interest expense	(825,738)

Net Other Income (Expense)	(1,141,186)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,308,787)
PROVISION FOR INCOME TAXES	—

NET LOSS	(2,308,787)

ACCUMULATED DEFICIT, JULY 1, 2004	(1,929,468)

ACCUMULATED DEFICIT, JUNE 30, 2005	$(4,238,255)

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,308,787)
Adjustments to reconcile net loss to cash used in operating activities:
Proceeds from restricted cash	18,544
Allowance for impairment loss on investment	50,000
Increase in allowance for doubtful accounts receivable	74,800
Depreciation	947,975
(Increase) decrease in assets:
Accounts receivable	863,261
Prepaid expenses and other current assets	(184,676)
Deposits	336,402
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(1,973,239)
Customers’ deposits	439,968

Net Cash Used In Operating Activities	(1,735,752)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in affiliate	(54,620)
Purchases of property and equipment	(1,108,996)

Net Cash Used In Investing Activities	(1,163,616)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	3,891,590
Net payments on line of credit	(614,114)
Principal payments on capitalized lease obligations	(147,638)
Reduction in settlement payable	(42,000)

Net Cash Provided By Financing Activities	3,087,838

INCREASE IN CASH	188,470
CASH – JULY 1, 2004	685,269

CASH – JUNE 30, 2005	$873,739

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2005

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for income taxes	$—

Cash paid during the year for interest	$796,165

SUPPLEMENTAL DISCLOSURE OF NON-CASH FLOW INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired through capital lease obligations	$279,060

The accompanying notes are an integral part of these consolidated financial statements.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Latin Node, Inc. (“the Company”) was incorporated in the State of Florida on May 20, 1999. The Company has formed and acquired additional subsidiaries at various times since its inception.

The Company’s authorized capital stock consists of 1,000 shares of common stock, with a par value of $1.00 per share. On June 30, 2005, there were 1,000 shares issued, 15 shares held in treasury, and 985 shares outstanding with voting rights.

BUSINESS

The Company offers voice transmission and related communication services using Voice Over Internet Protocol (VOIP) technology. The Company’s headquarters are located in Miami, Florida and it has subsidiaries with offices in Colombia and Guatemala.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Latin Node, Inc. and its wholly owned subsidiaries, LN Colombia S.A. f/k/a Espacio Virtual, LN Guatemala S.A., TS Telecommunications, Inc., and Nsite Software, LLC. All significant inter-company balances and transactions have been eliminated.

USE OF ESTIMATES

The accompanying consolidated financial statements have been prepared in conformity with U.S generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and operations for the period then ended. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of money market accounts and other short-term investments with original maturities of three months or less. At June 30, 2005, there were no cash equivalents.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESTRICTED CASH

The Company owns certificates of deposit that mature from 2005 through 2006, and savings accounts. The certificates of deposit and savings accounts are held by one of the Company’s banks to secure letters of credit.

ACCOUNTS RECEIVABLE

The Company records an allowance for uncollectible accounts based upon periodic reviews and analyses of outstanding accounts receivable. Bad debts are charged to the allowance when they are deemed to be uncollectible. Recoveries of accounts previously written-off are recognized as income in the periods in which the recoveries are made.

REVENUE RECOGNITION

The Company recognizes revenues when delivery of long-distance services has occurred, and collection of the sales price is reasonably assured.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Replacements, maintenance and repairs that do not extend the lives of the respective assets are charged to expense as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, accounts receivable, prepaid expenses, accounts payable, customers’ deposits and debt instruments. The carrying amounts of such financial instruments approximate their respective estimated fair values due to their short-term maturities and approximate market interest rates of these instruments.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG–LIVED ASSETS SUBJECT TO DISPOSAL

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets subject to disposal are reported at the lower of the carrying amount or fair value less costs to sell.

INCOME TAXES

The Company accounts for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method, deferred tax assets and liabilities are determined based upon the difference between the financial statements and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2005:

Furniture and fixtures	$85,610
Computer and communications equipment	3,363,970
Leasehold improvements	130,509
Software	82,745

Total	3,662,834
Less: Accumulated depreciation	(1,636,861)

Net Property and Equipment	$2,025,973

Depreciation expense amounted to $947,975 for the year ended June 30, 2005.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 2 – PROPERTY AND EQUIPMENT (CONTINUED)

The Company owns property and equipment located outside the United States having a net book value of approximately $1,090,000.

NOTE 3 – CONCENTRATIONS

CASH AND CASH EQUIVALENTS

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. From time to time, the Company had cash in financial institutions in excess of federally insured limits. As of June 30, 2005, cash in excess of FDIC insurance amounted to $1,536,661.

ACCOUNTS RECEIVABLE

Financial instruments which potentially subject the Company to concentrations of credit risk include accounts receivable. Accounts receivable are comprised of the Company’s customer base, which is located throughout the United States and internationally. Generally, the Company does not require collateral from its customers. The balances owed from customers in excess of 10% of total accounts receivable were $371,624 at June 30, 2005.

MAJOR CUSTOMERS

The Company derived approximately 50% of its revenues from six customers for the year ended June 30, 2005.

NOTE 4 – SETTLEMENT PAYABLE

In September 2003, the Company entered into a settlement agreement with Bellsouth Telecommunications, Inc. (“Bellsouth”) in the amount of $127,931. Under the terms of the agreement the Company agreed to make monthly payments of $3,500 until the balance is paid in full. Default in any one month gives Bellsouth the right, but not the obligation, to declare the settlement void, without force and effect, and resume collection activities. The settlement obligation, which matures in May 2006, requires future payments at June 30, 2005 as follows:

2006	$ 40,931

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 5 – LINE OF CREDIT

In February 2004, the Company received a line of credit through a factoring proposal from Expocredit Corporation (“Expocredit”). Pursuant to the proposal, Expocredit agreed to provide periodic cash advances to the Company. The proposal referred to the arrangement as a “Factoring Agreement” and provided certain parameters relating to the maximum and minimum limits of loan advances, fees, and interest charges, monitoring and security for the amounts advanced.

Although a formal agreement was never executed, the Company began to submit pro-forma invoices and invoices to Expocredit and received cash advances equal to 85 percent of the amounts submitted. From the inception of the funding, the Company submitted pro-forma invoices that did not necessarily represent actual invoices and were clearly notated as “Pro-Forma.” In fact, pro-forma invoices never were recorded as revenues on the books of the Company. That notwithstanding, Expocredit continued to provide cash advances exceeding the parameters set forth in the initial financing proposal. At no time during the year did Expocredit monitor the accounts receivable of the company, or advise Management that the Company may have been in violation of the terms of the financing proposal.

The Company’s legal counsel conducted an independent review of the facts and circumstances relating to the financing arrangement with Expocredit and concluded that, in the absence of an executed agreement, a formal factoring agreement did not exist, nor has one existed during this fiscal year. Furthermore, legal counsel is of the opinion that the manner in which the financing arrangement has operated would indicate that Expocredit has accepted the Company’s procedures for requesting loan advances.

On June 24, 2005, the Company modified its original agreement with Expocredit. The amendment required the Company to establish a deposit account with Wachovia Bank in the Company’s name. The sole signature authority over the account rests with Expocredit officers.

For the year ended June 30, 2005, the Company was charged interest at rates of .0883% of the invoice value per day from disbursement date to the collection date and incurred interest expense in the amount of $746,833 relating to the financing arrangement. The outstanding balance of the line of credit was $1,323,075 as of June 30, 2005, representing 92.5% of accounts receivable.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 6 – NOTES PAYABLE

Notes payable as of June 30, 2005 consisted of the following:

Note payable, Cisco Systems Capital Corporation, interest at 4.5% per annum, payable interest only in quarterly installments. The principal balance of the loan is due in its entirety on October 20, 2005. The loan is personally guaranteed by the Company’s President, who is also one of its stockholders.	$500,000
Note payable, Expocredit Corporation, 15% interest per annum, payable in six monthly installments of $333,333 plus accrual interest, commencing July 24, 2005.	2,000,000
Note payable, Telefonica Guatemala, non interest bearing, twelve monthly payments of $150,000, commencing June 24, 2005 with the remaining principal balance due July 2006.	1,891,590

Total Notes Payable	4,391,590
Current portion	4,300,000

Long-Term portion	$91,590

NOTE 7 – CAPITALIZED LEASE OBLIGATIONS

The Company leases equipment pursuant to various capital leases that expire through 2008. Future minimum lease payments were as follows:

Year Ending June 30,
2006	$249,778
2007	178,620
2008	107,987

Net minimum lease payments	536,385
Less: Amount representing interest	99,475

Present value of minimum lease payments	$436,910

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 7 – CAPITALIZED LEASE OBLIGATIONS (CONTINUED)

Property and equipment includes $626,325 in capitalized leases, net of accumulated depreciation of $253,981. Depreciation expense relating to these capitalized leases for the year ended June 30, 2005 amounted to $144,320.

NOTE 8 – OPERATING LEASE OBLIGATIONS

The Company leases its office facilities and certain equipment pursuant to operating leases that expire at various dates through 2009 as follows:

Year Ending June 30,
2006	$366,954
2007	262,520
2008	62,856
2009	6,157

Total	$698,487

NOTE 9 – BUSINESS RISKS

INTERNATIONAL OPERATIONS

The Company derives substantial revenues from international operations, primarily under U.S. dollar-denominated contracts with international communications companies. Risks associated with operating in international markets include equipment seizure, foreign exchange restrictions and currency fluctuations, foreign taxation, political instability, expropriation, nationalization, modification or renegotiation of contracts and government licenses, war and civil disturbances and other risks that may limit or disrupt markets.

INDUSTRY RISKS

The Company’s current business and operations are dependent, to a large extent, upon conditions in the communications industry and are subject to governmental regulations affecting the Internet protocol and use of technology. To the extent that regulations become restrictive, or if technology moves the industry in a different direction, the Company’s business could be adversely affected.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company is subject to tangible personal property taxes based upon the value of its personal property located in Miami-Dade County, Florida. The Company has filed its first tangible personal property tax return for the 2004 year. It has not been notified by the Miami-Dade County Property Appraiser’s Office that it is liable for prior years’ property taxes. If the Miami-Dade County Property Appraiser’s Office becomes aware of the Company’s failure to file the appropriate tax returns in prior years, it will be subject to an assessment equal to the taxes that should have been paid in prior years, plus appropriate penalties and interest. The Company is unable to determine its potential liability and, accordingly, the accompanying financial statements do not reflect any liability for such taxes.

The Company has subsidiaries that have been incorporated in Colombia and Guatemala that have incurred losses since their inception. Local corporation income tax returns have been filed for the foreign subsidiaries. Management believes that no income or other tax liabilities are applicable to the subsidiaries through June 30, 2005.

In September 2003, the Company filed a lawsuit against Citibank NA (“Citibank”) regarding a Letter of Credit (“LC”) in the amount of $350,000. The LC was intended to secure the Company’s obligations under a contract with a Colombian telecommunications provider (“Telecom”). During 2003, disputes arose regarding the billing from Telecom. In addition, Telecom ceased doing business and a new Colombian telecommunications company (“Telecom II”) was formed. The Company has terminated the prior contract with Telecom and is continuing to resolve payment disputes. As a consequence of these events, the Company contacted Citibank and has sought to have the LC canceled and a Certificate of Deposit that secures it released. The Company alleges that subsequent to that contract, Citibank notified it that a payment request under the LC had been made, but would not provide the Company with any information about the party that made the payment request. On September 17, 2003, the Company filed a motion to prevent the payment of the LC and requested the release of the CD held by Citibank. A temporary injunction was granted by the Court. However, the funds still remain with Citibank. On May 26, 2005, Telecom filed a motion requesting the federal court to vacate the temporary injunction asserting that the $350,000 represents only part of the amounts the Company owes Telecom. On June 24, 2005, the Company filed a court memorandum in opposition to Telecom’s motion to vacate the temporary injunction. If Telecom’s motion to vacate the temporary injunction is granted, the LC monies will most likely be released to Telecom. The Court’s ruling is forthcoming at any time.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 11 – INCOME TAXES

At June 30, 2005, the Company had net operating loss carry-forwards for federal and state income tax purposes of approximately $2,308,787, which are subject to annual limitations and are available to offset future taxable income, if any, through 2022.

The temporary differences that give rise to deferred tax assets (liabilities) at June 30, 2005 are as follows:

Deferred tax assets (liabilities):
Net operating losses	$900,427
Depreciation, amortization and bases differences	(201,613)
Allowance for uncollectible accounts	(29,172)

Total deferred tax assets	669,642
Less: Valuation allowance	(669,642)

Net Deferred tax assets (liabilities)	$—

NOTE 12 – OTHER MATTERS

During the year ended June 30, 2005, the Company had purchased various cellular phone equipment for resale. The equipment was sold and subsequently returned due to various defects. The total cost of $281,364 has been written off as a loss and is reflected under other income (expense) in the Consolidated Statement of Operations.

NOTE 13 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $4,238,255 and a negative current ratio of $5,220,282 as of June 30, 2005, and a net loss of $2,308,787 for the year then ended.

LATIN NODE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 13 – GOING CONCERN (CONTINUED)

Management is currently seeking new sources of capital from its existing stockholders and outside parties. In addition, the Company has regained its contract for a route in Yemen that management believes will increase its gross profit margin. The Company is in the process of developing a Crossfone phone card business that is expected to become profitable within the next year. A retail unit for the sale of telecommunications equipment to its customers has been developed and is also expected to begin operations within the next year. Management believes that its new products and investments will increase gross revenues and operating margins.

Because it is unclear if the Company will be successful in accomplishing these objectives, there is uncertainty about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effect of the recoverability and classifications of assets, including intangible assets, or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

ELANDIA, INC. AND SUBSIDIARIES

INTRODUCTION TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL

STATEMENTS

(UNAUDITED)

The accompanying unaudited pro-forma consolidated condensed financial statements give effect to the following acquisition transaction and related financing, which forms a part of the “Preferred Stock Purchase Agreement.”

On February 16, 2007, Elandia, Inc. (“Elandia”, “we,” and/or “our”) entered into a Preferred Stock Purchase Agreement with Latin Node, Inc. and Subsidiaries (“Latin Node”), a wholly-owned subsidiary of Retail Americas VoIP, LLC (“Retail”), a Delaware limited liability company, pursuant to which we agreed to purchase 8,000,000 shares of Series A Preferred Stock of Latin Node for an aggregate price of $22,280,427 (includes $716,677 of capitalized acquisition costs). The acquisition was subject to certain regulatory approvals, specifically approval from the Federal Communications Commission (“FCC”). The Series A Preferred Stock shall be convertible into Latin Node common shares, in whole or in part, at a conversion price of $2.50 per share which will ultimately represent 80% of the issued and outstanding shares of common stock of Latin Node. As holders of Series A Preferred Stock, we are entitled to elect two out of three directors of Latin Node.

Effective June 28, 2007, we consummated the transaction and acquired 8,000,000 shares of Series A Preferred Stock. The acquisition of Latin Node was accounted for using the purchase method of accounting. The purchase price for the Series A Preferred Stock was $22,280,427 which was paid as follows: i) $20 million was satisfied by converting a $20 million note receivable from Latin Node at closing, ii) $1,563,750 in consideration was paid by issuing 375,000 shares of our common stock at a value of $4.17 per share, and iii) $716,677 of capitalized acquisition costs were paid in cash.

On June 29, 2007, Latin Node consummated a $13.0 million debt financing transaction with Laurus Master Fund, Ltd (“Laurus”). Pursuant to the terms of a Security Agreement and a Guaranty (the “Security Agreement”) executed in connection with this financing, Elandia provided an unsecured guarantee of all present and future obligations and liabilities of Latin Node to Laurus. Laurus extended financing to Latin Node in the form of a $7.5 million Facility at an advance rate of up to 90% of Latin Node’s eligible accounts receivable. The Facility has a three year term and accrues interest at a rate equal to the Wall Street Journal Prime rate plus 2.5% per annum, subject to a floor of 10.0%. In addition, Laurus extended financing to Latin Node in the form of a $5.5 million Secured Note secured by a first lien on all assets of Latin Node. The Secured Note has a three year term and accrues interest at a rate equal to the Wall Street Journal Prime rate plus 3.5% per annum, subject to a floor of 11.0%. The Secured Note is convertible into common stock of Elandia at a price of $5.00 per share if converted within one year or convertible at a price of $5.75 per share if converted after one year. The Security Agreement is subject to a servicing fee amounting to 3.5% of the total investment amount of $13.0 million, which was paid to Laurus in advance.

Pursuant to the terms of a shareholders’ agreement, Retail has the right to obligate Elandia to issue certain shares of common stock of Elandia to Retail in exchange for all (but not less than all) of the 2,000,000 shares of common stock of Latin Node held by Retail. If Retail exercises this right, Laurus Master Fund, Ltd. (“Laurus”) may, but is not required to, require that Elandia issue shares of common stock of Elandia in exchange for those shares of common stock of Latin Node underlying Laurus’ warrant. The number of Elandia common shares to be issued to Retail and Laurus upon the exercise of the put right described above will be determined based on an independent appraisal of the value of Latin Node. In addition to the put right, Elandia has the right to obligate Retail to exchange all of the 2,000,000 shares of common stock of Latin Node held by Retail for shares of Elandia common stock. If Elandia exercises this call right, Laurus may, but is not required to, require that Elandia issue shares of common stock of Elandia in exchange for those shares of common stock of Latin Node underlying the warrant. As a result of these put and call rights and obligations, the Company has consolidated 100% of Latin Node and has not recorded any minority interest due to the put and call feature contained within the Shareholder’s Agreement. We have recorded a long-term minority interest purchase obligation in the amount of $4,003,824 on our unaudited interim consolidated condensed balance sheet. This liability represents the present value of our estimated future cost of acquiring the remaining 20% of the issued and outstanding shares of common stock of Latin Node in June of 2009.

The unaudited pro forma consolidated condensed balance sheet combines the balance sheets of Elandia and Latin Node as if the acquisition were consummated on January 1, 2007. The unaudited pro forma consolidated condensed statements of operations combine the results of operations of Elandia and Latin Node for the three months ended March 31, 2007 and for the twelve months ended December 31, 2006 as if the acquisition were consummated on the first day of each of those periods.

The unaudited pro forma consolidated condensed financial statements have been prepared from information derived from, and should be read in conjunction with, the historical financial statements of Elandia, as filed on Form 10-Q for the quarter ended March 31, 2007, filed on May 21, 2007, and on Form 10-K for the year ended December 31, 2006, filed on April 18, 2007, with the Securities and Exchange Commission, and the historical financial statements of Latin Node appearing elsewhere in this filing. This pro forma financial information is being provided solely for information purposes and is not necessarily indicative of the consolidated financial position, or the consolidated results of operations which might have existed for the periods indicated or the results of operations as they may be in the future. The acquisition of Latin Node will be accounted for under the purchase method of accounting; accordingly, the assets and liabilities have been restated at their fair value with any excess assigned to identifiable intangible assets with any remaining amount attributed to goodwill.

The unaudited pro forma consolidated condensed financial statements reflect that Elandia is the accounting acquirer and the acquisition is accounted for under the purchase method of accounting in accordance with Statement of Financial Standards (“SFAS”) No. 141 “Business Combinations.” Accordingly, the unaudited pro forma consolidated condensed financial statements reflect that the purchase price has been preliminarily allocated to the acquired assets and assumed liabilities using our good faith estimate of fair values. The estimated fair values for the tangible assets and liabilities were equal to the historical carrying values at the date of the acquisition. Certain telecommunications licenses were identified as intangible assets and were assigned a preliminary value of $2,000,000, subject to review by an independent appraiser. The excess of the purchase price above the net tangible assets and the value assigned to the intangible assets of $18,896,787 was allocated to goodwill.

Elandia intends to retain an appraisal firm to complete a valuation in accordance with SFAS No. 141. Accordingly, the purchase price adjustments made in connection with the development of the unaudited pro forma consolidated condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma consolidated condensed financial statements. Although we have made a good faith attempt to allocate the purchase price of the acquisition to the acquired assets, it is possible that the final fair values could be materially different.

We anticipate incurring increased expenses related to our expected new corporate management, increased costs associated with being a public company, and increased expenses in connection with coordinating the integration of the entity acquired. We also expect to put in place certain cost cutting programs which may offset some of these additional costs. We have not yet quantified these costs and savings since the acquisition has just recently closed. Accordingly, these savings and associated costs have not been included in the unaudited pro forma financial information.

The pro forma financial statements have not been audited or reviewed by any of the Independent Registered Public Accounting firms of companies which are parties to the transaction.

ELANDIA, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

MARCH 31, 2007

(UNAUDITED)

	Elandia (1)	Latin Node (2)	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS Current Assets
Cash and Cash Equivalents	$2,665,036	$1,160,645	$5,000,000	(g)	$18,005,428
			5,500,000	(g)
			5,574,794	(e)
			(1,895,047	)(d-1)
Accounts Receivable	5,431,084	6,510,637	—		11,941,721
Due from Related Parties	—	16,614	—		16,614
Inventories	3,613,794	—	—		3,613,794
Prepaid Expenses	1,090,326	48,413	—		1,138,739
Other Current Assets	661,216	—	(122,963	)(i)	538,253
Deposits to Suppliers	—	2,941,831	—		2,941,831
Deferred Tax Asset – Current Portion	803,579	—	—		803,579

Total Current Assets	14,265,035	10,678,140	14,056,784		38,999,959
Cash Reserved for Additional Latin Node Investment	5,574,794	—	(5,574,794	)(a)	—
Restricted Cash	—	518,285	—		518,285
Property and Equipment, Net	9,074,355	3,872,142	—		12,946,497
Deferred Acquisition Costs – Latin Node	600,000	—	(600,000	)(d)	—
Deferred Tax Asset	21,577	—	—		21,577
Notes Receivable – Latin Node	14,425,206	—	5,574,794	(a)	—
			(20,000,000	)(b)
Telecommunications Licenses	344,000	—	2,000,000	(h)	2,344,000
Investment in Latin Node	—	—	20,000,000	(b)	—
			1,563,750	(c)
			716,677	(d)
			(22,280,427	)(h)
Telecommunications Licenses – Held for Sale	445,743	—	—		445,743
Customer Lists	2,515,833	—	—		2,515,833
Contract Rights	3,151,585	—	—		3,151,585
Deferred Financing Costs	1,897,518	—	1,895,047	(d-1)	3,792,565
Goodwill	12,930,426	—	18,896,787	(h)	31,827,213
Other Assets	22,151	—	—		22,151
Investment in Subsidiaries	—	302,668	—		302,668

Total Assets	$65,268,223	$15,371,235	$16,248,618		$96,888,076

ELANDIA, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

MARCH 31, 2007

(UNAUDITED)

	Elandia (1)	Latin Node (2)	Pro Forma Adjustments		Pro Forma Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$5,928,769	$4,839,657	$—		$10,768,426
Accrued Expenses	4,710,293	9,131,116	116,677	(d)	13,835,123
			(122,963	)(i)
Current Portion of Long-Term Debt and Capital Lease Obligations	4,027,915	574,328	—		4,602,243
Income Taxes Payable	773,290	—	—		773,290
Deferred Revenue	1,195,031	161,848	—		1,356,879
Deferred Gain on Sale Leaseback – Related Party	336,716	—	—		336,716
Customers’ Deposits	—	389,575	—		389,575
Liabilities from Discontinued Operations	1,287,072	—	—		1,287,072

Total Current Liabilities	18,259,086	15,096,524	(6,286)		33,349,324
Long-Term Liabilities
Long-Term Debt and Capital Lease Obligations	760,421	14,887,247	5,574,794	(e)	5,649,575
			(20,000,000	)(f)
			5,500,000	(g)
			(1,072,887	)(g)
Long-Term Debt – Convertible, Net of Discount – Related Party	21,781,537	—	(857,461	)(g)	25,924,076
			5,000,000	(g)
Deferred Gain on Sale Leaseback, Net of Current Portion – Related Party	514,794	—	—		514,794
Minority Interest Purchase Obligation	—	—	4,003,824	(h)	4,003,824
Warrant Liability	—	—	1,072,887	(g)	1,072,887
			(1,072,887	)(g)
Other Liabilities	366,976	—	—		366,976

Total Long-Term Liabilities	23,423,728	14,887,247	(778,843)		37,532,132

Total Liabilities	41,682,814	29,983,771	784,129		70,881,456

Commitments and Contingencies
Minority Interest	777,440	—	—		777,440

Stockholders’ Equity (Deficiency)
Common Stock	130	985	(985	)(h)	134
			4	(c)
Preferred Stock	—	—	20,000,000	(f)	—
			(20,000,000	)(h)
Additional Paid-In Capital	45,865,321	—	1,563,746	(c)	48,286,528
			857,461	(g)
Accumulated Deficit	(23,434,877)	(14,613,521)	14,613,521	(h)	(23,434,877)
Accumulated Other Comprehensive Income	377,395	—	—		377,395

Total Stockholders’ Equity (Deficiency)	22,807,969	(14,612,536)	17,033,747		25,229,180

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$65,268,223	$15,371,235	$16,248,618		$96,888,076

ELANDIA, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007

(UNAUDITED)

	Elandia (1)	Latin Node (2)	Pro Forma Adjustments		Pro Forma Consolidated
REVENUE	$13,601,664	$31,563,971	$—		$45,165,635
COSTS AND EXPENSES
Cost of Revenue	6,957,750	30,877,934	—		37,835,684
Operating Expenses	2,503,735	1,039,503	—		3,543,238
General and Administrative Expenses	3,699,161	1,968,985	—		5,668,146
Depreciation and Amortization	653,249	322,718	—		975,967
Amortization	444,767	—	—		444,767

Total Costs and Expenses	14,258,662	34,209,140	—		48,467,802

OPERATING LOSS	(656,998)	(2,645,169)	—		(3,302,167)
OTHER (EXPENSE) INCOME
Interest Expense and Other Financing Costs	(749,549)	(618,495)	(165,879	)(j)	(2,043,855)
			(518,093	)(k)
			(53,591	)(l)
			(61,211	)(m)
			122,963	(n)
Interest Income	122,963	28,954	(122,963	)(n)	28,954
Other	(2,222)	—	—		(2,222)
Gain on Sales Leaseback – Related Party	84,178	—	—		84,178
Gain on Sale of Wireless License	1,842,875	—	—		1,842,875
Foreign Exchange Gain	53,573	—	—		53,573

Total Other Income (Expense)	1,351,818	(589,541)	(798,774)		(36,497)

INCOME (LOSS) BEFORE INCOME TAX	694,820	(3,234,710)	(798,774)		(3,3338,664)
Income Tax Expense	(227,411)	—	—		(227,411)
Minority Interest in Net Profit After Tax	(214,188)	—	—		(214,188)

INCOME (LOSS) FROM CONTINUING OPERATIONS	253,221	(3,234,710)	(798,774)		(3,780,263)
INCOME FROM DISCONTINUED OPERATIONS	10,677	—	—		10,677

NET INCOME (LOSS)	$263,898	$(3,234,710)	$(798,774)		$(3,769,586)

Basic and Diluted Net Income (Loss) per Share
Income (Loss) from Continuing Operations	$0.02				$(0.21)
Income (Loss) from Discontinued Operations	0.00				—

Net Income (Loss)	$0.02				$(0.21)

Weighted Average Basic and Diluted Shares Outstanding	13,080,114		375,000		13,455,114

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Net Income (Loss)	$263,898	$(3,234,710)	$—		$(3,769,586)
Foreign Currency Translation Adjustment	22,447	—	—		22,447

Comprehensive Income (Loss)	$286,345	$(3,234,710)	$—		$(3,747,139)

ELANDIA, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(UNAUDITED)

	Elandia (1)	Latin Node (2)	Pro Forma Adjustments		Pro Forma Consolidated
REVENUE	$48,034,599	$150,169,929	$—		$198,204,528
COSTS AND EXPENSES
Cost of Revenue	24,567,666	139,183,980	—		163,751,646
Operating Expenses	9,229,143	2,275,898	—		11,505,041
General and Administrative Expenses	13,171,329	8,981,712	—		22,153,041
Depreciation and Amortization	2,338,809	1,851,654	—		4,190,463
Amortization	1,630,813	—	—		1,630,813

Total Costs and Expenses	50,937,760	152,293,244	—		203,231,004

OPERATING LOSS	(2,903,161)	(2,123,315)	—		(5,026,476)
OTHER (EXPENSE) INCOME
Interest Expense and Other Financing Costs	(742,937)	(2,689,763)	(1,047,673	)(o)	(8,844,003)
			(3,659,583	)(p)
			(214,365	)(q)
			(489,682	)(r)
Other	46,292	—	—		46,292
Gain on Sales Leaseback – Related Party	326,454	—	—		326,454
Foreign Exchange Gain	442,579	—	—		442,579
Impairment Loss	—	(186,306)	—		(186,306)
Loss from Unconsolidated Subsidiary	—	(633,457)	—		(633,457)

Total Other Income (Expense)	72,388	(3,509,526)	(5,411,303)		(8,848,441)

LOSS BEFORE INCOME TAX	(2,830,773)	(5,632,841)	(5,411,303)		(13,874,917)
Income Tax Expense	(1,079,490)	—	—		(1,079,490)
Minority Interest in Net Profit After Tax	(1,201,744)	—	—		(1,201,744)

LOSS FROM CONTINUING OPERATIONS	(5,112,007)	(5,632,841)	(5,411,303)		(16,156,151)
LOSS FROM DISCONTINUED OPERATIONS	(8,188)	—	—		(8,188)

NET LOSS	$(5,120,195)	$(5,632,841)	$(5,411,303)		$(16,164,339)

Basic and Diluted Net Loss per Share
Loss from Continuing Operations	$(0.41)				$(1.25)
Loss from Discontinued Operations	(0.00)				(0.00)

Net Loss	$(0.41)				$(1.25)

Weighted Average Basic and Diluted Shares Outstanding	12,579,198	—	375,000	(c)	12,954,198

OTHER COMPREHENSIVE LOSS, NET OF TAX
Net Loss	$(5,120,195)	$(5,632,841)	$—		$(16,164,339)
Foreign Currency Translation Adjustment	354,948	—	—		354,948

Comprehensive Loss	$(4,765,247)	$(5,632,841)	$—		$(15,809,391)

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – Pro Forma Adjustments

Consolidated Condensed Balance Sheet – March 31, 2007

1.	Derived from the unaudited consolidated condensed balance sheet of Elandia Inc. and Subsidiaries (“Elandia”) as of March 31, 2007 as filed on Form 10-Q filed with the SEC on May 21, 2007.

2.	Derived from the audited balance sheet of Latin Node Inc. and Subsidiaries (“Latin Node”) as of March 31, 2007 found within this filing.

a.	To give effect to the additional advances of funds to Latin Node from Elandia amounting to $5,574,794.

b.	To reclassify the total principal balance owed to Elandia by Latin Node pursuant to the Credit Agreement and Secured Promissory Note dated February 16, 2007 in the amount of $20,000,000.

c.	Pursuant to the Preferred Stock Purchase Agreement, dated February 16, 2007, the consideration paid for the Series A Preferred Stock in Latin Node, which will ultimately represent 80% of the issued and outstanding shares of common stock of Latin Node, was satisfied via the conversion of the $20 million note receivable from Latin Node, as discussed in adjustment b above, and the issuance of 375,000 shares of Elandia’s common stock. The common stock was valued at $4.17 per share, resulting in a total value of $1,563,750. Accordingly, $4 was recorded as common stock and $1,563,746 was recorded as additional paid in capital.

d.	In connection with the acquisition of the Series A Preferred Stock of Latin Node, Elandia incurred a total $716,677 of acquisition costs which have been capitalized and made part of the purchase price of Latin Node. As of March 31, 2007 Elandia had paid only $600,000 of such acquisition costs and according the remaining $116,677 has been accrued.

d-1.	In connection with the financing from an affiliate of Elandia’s majority stockholder and debt financing from Laurus, Elandia incurred $1,895,047 of deferred financing costs. Such costs will be amortized over the lives of the respective loans.

e.	To give effect to the additional advance amounting to $5,574,794 from Elandia to Latin Node pursuant to the Credit Agreement and Secured Promissory Note dated February 16, 2007, aggregating to $20,000,000 immediately prior to the sale of the Series A Preferred Stock to Elandia.

f.	To reclassify the $20,000,000 liability owed to Elandia pursuant to the Credit Agreement and Secured Promissory Note dated February 16, 2007, into equity in connection with the Preferred Stock Purchase Agreement, dated February 16, 2007.

g.	To give effect to the additional financing received from an affiliate of Elandia’s majority stockholder amounting to $5,000,000 and $5,500,000 of debt financing from Laurus Master Fund, Ltd. (“Laurus”). In connection with such financing Elandia granted 350,000 warrants to affiliates of the majority stockholder valued at $857,461 as additional financing costs and 533,158 warrants were granted by Latin Node to Laurus valued at $1,072,887 and recorded as additional financing costs. Such discounts and financing costs will be amortized into interest expense and financing costs over the lives of the respective loans.

h.	To give effect to the consolidation of Latin Node pursuant to the Preferred Stock Purchase Agreement dated February 16, 2007. Additionally, in connection with put and call rights and obligations with a shareholder’s agreement, regarding the ultimate purchase of the remaining 20% interest in Latin Node, Elandia has consolidated 100% of Latin Node and has not recorded any minority interest. Elandia has recorded a long-term minority interest purchase obligation in the amount of $4,003,824. This liability represents the present value of Elandia’s estimated future cost of acquiring the remaining 20% of the issued and outstanding shares of common stock of Latin Node. Lastly, in connection with the acquisition Elandia allocated $2,000,000 of the purchase price to telecommunication licenses and $18,896,787 to goodwill.

The allocation to the telecommunication licenses and goodwill were assigned preliminary values and are subject to review by an independent appraiser.

i.	To eliminate the interest receivable and corresponding accrued interest payable in connection with the $20,000,000 Secured Promissory Note between Elandia and Latin Node.

Consolidated Condensed Statements of Operations – Three months ended March 31, 2007

1.	Derived from the unaudited consolidated condensed statement of operations of Elandia for the three months ended March 31, 2007 as filed on Form 10-Q filed with the SEC on May 21, 2007.

2.	Derived from the unaudited statement of operations of Latin Node for the three months ended March 31, 2007.

j.	To give effect to the amortization of the warrants granted to an affiliate of Elandia’s majority stockholder in connection with the $25,300,000 financing.

k.	To give effect to interest expense for the three months ended March 31, 2007 on the $30,300,000 financing from an affiliate of Elandia’s majority stockholder and for the $5,500,000 debt financing from Laurus.

l.	To give effect to the amortization for the three months ended March 31, 2007 for the warrants granted to an affiliate of Elandia’s majority stockholder in connection with the $5,000,000 financing.

m.	To give effect to the amortization of deferred financing costs for the three months ended March 31, 2007 in connection with the financing from an affiliate of Elandia’s majority stockholder.

n.	To eliminate the interest income and corresponding interest expense in connection with the $20,000,000 Secured Promissory Note between Elandia and Latin Node.

Consolidated Condensed Statements of Operations – Year ended December 31, 2006

1.	Derived from the audited consolidated statement of operations of Elandia for the year ended December 31, 2006 as filed on Form 10-K filed with the SEC on April 18, 2007.

2.	Derived from the unaudited statement of operations of Latin Node for the year ended December 31, 2006.

o.	To give effect to the amortization for twelve months of the warrants granted to an affiliate of Elandia’s majority stockholder in connection with the $25,300,000 financing.

p.	To give effect to interest expense for twelve months on the $30,300,000 financing from an affiliate of Elandia’s majority stockholder and for the $5,500,000 debt financing from Laurus.

q.	To give effect to the amortization for twelve months for the warrants granted to an affiliate of Elandia’s majority stockholder in connection with the $5,000,000 financing.

r.	To give effect to the amortization of deferred financing costs for the twelve months in connection with the financing from an affiliate of Elandia’s majority stockholder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA, INC.

Dated: September 14, 2007	By:	/s/ Harley L. Rollins
Harley L. Rollins,
Chief Financial Officer